CONFIDENTIAL

EXECUTION VERSION

Exhibit 10.25

COLLABORATION

AND

LICENSE AGREEMENT

by and between

CYTOMX THERAPEUTICS, inc.

and

MODERNATX, INC.

Dated as of December 30, 2022

CONFIDENTIAL

EXECUTION VERSION

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”) is entered into as of December 30, 2022 (the “Effective Date”) by and between CytomX Therapeutics, Inc., organized and existing under the laws of Delaware with its principal place of business at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”) and ModernaTX, Inc., a corporation organized and existing under the laws of Delaware with its principal place of business at 200 Technology Square, Cambridge, Massachusetts 02139 (“Moderna”). CytomX and Moderna are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Moderna has developed expertise and technology useful for the research, development, manufacture, and commercialization of mRNA-based pharmaceutical products delivered via lipid nanoparticles;

WHEREAS, CytomX has technology and expertise relating to the discovery and development of conditionally activated therapeutic molecules;

WHEREAS, CytomX and Moderna desire to collaborate in the performance of preclinical and clinical development programs for the discovery and development of certain mRNA sequences encoding conditionally activated therapeutic molecules for delivery in lipid nanoparticles, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1.
DEFINITIONS

All references to particular Exhibits, Articles or Sections mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits and Appendices hereto, the following words and phrases have the following meanings:

Section 1.1
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.
Section 1.2
“Agreement” has the meaning set forth in the Preamble.
Section 1.3
“Alliance Manager” has the meaning set forth in Section 2.2.2 (Alliance Managers).
Section 1.4
“Anti-Bribery and Anti-Corruption Laws” has the meaning set forth in Section 9.3(c)(i)(A) (Compliance).
Section 1.5
“Anti-Corruption Policies” has the meaning set forth in Section 9.3(c)(i)(A) (Compliance).

Section 1.6
“Antibody” means any mono-specific or multi-specific antibody, or any Variant or fragment thereof, including fusions comprising any such antibody, Variant or fragment thereof, and any composition or formulation that incorporates or includes any such antibody; provided that a fragment of an antibody that is incorporated to extend the half-life of a target molecule shall not be considered an Antibody hereunder. Antibody also means with respect to any of the foregoing molecules, the nucleic acids (including DNA, RNA, and complementary and reverse complementary nucleic acids corresponding thereto, whether coding or noncoding) that contain, express, secrete, or code for such molecule.
Section 1.7
“Auditing Party” has the meaning set forth in Section 7.9 (Reports; Records and Audits).
Section 1.8
“Available” means [***].
Section 1.9
“Background IP” means Background Know-How and Background Patent Rights.
Section 1.10
“Background Know-How” means [***].
Section 1.11
“Background Patent Rights” means [***].
Section 1.12
“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.
Section 1.13
“Biosimilar Application” means an application or submission filed with a Regulatory Authority for Marketing Approval of a Biosimilar Product.
Section 1.14
“Biosimilar Product” means, with respect to any Licensed Product, on a country-by-country basis, a biologic product (a) for which the licensing, approval, or marketing authorization relies in whole or in part on a prior approval, licensing or marketing authorization granted such Licensed Product; (b) that is “biosimilar” to such Licensed Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2) or other analogous applicable Law outside of the United States; and (c) that has been licensed by the FDA or other Regulatory Authority outside of the United States by reference to such Licensed Product, as set forth at 42 USC 262(k)(4) or other analogous applicable Law outside of the United States. A Licensed Product licensed, marketed, sold, manufactured, or produced by or on behalf of Moderna or its Affiliates (or any Sublicensees or Distributors in their capacity as Sublicensee or Distributor for Moderna or any of its Affiliates) will not constitute a Biosimilar Product.
Section 1.15
“BLA” means (a) a Biologics License Application as defined in the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or (b) any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.
Section 1.16
“BPCIA” means Biologics Price Competition and Innovation Act of 2009, as amended.
Section 1.17
“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in Boston, Massachusetts, United States or in San Francisco, California, United States are authorized or obligated by Law to close.

Section 1.18
“Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.19
“Calendar Year” means each of the twelve (12) month periods ending December 31; provided, however, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to December 31 of the year in which the Effective Date occurs; and (b) the last Calendar Year shall extend from the beginning of the Calendar Year in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.20
“Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the applicable countries of the European Union (as constituted at the applicable time).
Section 1.21
“Collaboration Construct” means [***].
Section 1.22
“Collaboration IP” means Collaboration Know-How and Collaboration Patents.
Section 1.23
“Collaboration Know-How” means [***].
Section 1.24
“Collaboration Patents” means [***].
Section 1.25
“Collaboration Product” means a [***].
Section 1.26
“Collaboration Program” means [***].
Section 1.27
“Collaboration Protein” means any of the [***].
Section 1.28
“[***]” has the meaning set forth in [***].
Section 1.29
“Commercialize” or “Commercialization” means [***], and “Commercialization” shall have the correlative meaning with respect to such activities; [***].
Section 1.30
“Commercially Reasonable Efforts” means, with respect to a Party (directly or through Affiliates or Sublicensees) performing activities under this Agreement, such [***], including [***], in each case, based on [***]. Commercially Reasonable Efforts requires, with respect to [***], that [***].
Section 1.31
“Competitive Infringement” has the meaning set forth in Section 8.7.1 (Notice of Infringement).
Section 1.32
“Conditionally Activated Molecule” or “CAM” means [***].
Section 1.33
“Confidential Disclosure Agreement” means [***].
Section 1.34
“Confidential Information” has the meaning set forth in Section 12.1.1 (Confidential Information).
Section 1.35
“Control” or “Controlled” means, with respect to any Know-How, Patent Right, or other intellectual property right, the possession (whether by ownership, license, covenant not to sue or otherwise) by a Party or its Affiliate of the ability to grant to the other Party a license, sublicense, access or other right as provided herein to or under such Know-How, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement of such Party with any Third

Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access. For clarity, nothing in this Section 1.35 (Control) obligates a Party to obtain rights under the intellectual property rights of any Third Party in order to be able to grant the other Party a license or access as provided herein.
Section 1.36
“Cover” means with respect to a Patent Right, that the Exploitation of a given molecule, product, or item would infringe a Valid Claim of such Patent Right (in the absence of ownership of, or a license under, such Patent Right). Cognates of the word “Cover” have correlative meanings.
Section 1.37
“Critical Matter” means [***].
Section 1.38
“Cytokine” means a small immunomodulatory protein that plays a role in cell–cell communication, cell growth and/or regulation of immune function.
Section 1.39
“CytomX” has the meaning set forth in the Preamble.
Section 1.40
“[***]” has the meaning set forth in [***].
Section 1.41
“[***]” has the meaning set forth in [***].
Section 1.42
“CytomX [***]” has the meaning set forth [***].
Section 1.43
“CytomX Indemnified Parties” has the meaning set forth in Section 10.1.2 (Indemnity).
Section 1.44
“CytomX IP” means [***].
Section 1.45
“CytomX Know-How” means [***].
Section 1.46
“CytomX Patent Challenge” means any action, suit, proceeding or claim by Moderna or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability of CytomX’s or its Affiliate’s or licensor’s ownership of any CytomX Patent or any Collaboration Patent owned by CytomX, as applicable, in any forum, in each case, with respect to a Licensed Product under this Agreement, but excludes any assertion by Moderna or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding, administrative proceeding or arbitration brought by CytomX or its Affiliates or licensors asserting infringement against Moderna or its Sublicensees or Affiliates with respect to the relevant Licensed Product under this Agreement.
Section 1.47
“CytomX Patents” means [***].
Section 1.48
“CytomX Platform Improvements IP” means [***].
Section 1.49
“CytomX Platform Know-How” means [***].
Section 1.50
“CytomX Platform Patents” means [***].
Section 1.51
“CytomX Platform Technology” means [***].
Section 1.52
“Develop” or “Development” means [***].
Section 1.53
“Development Candidate” means a Collaboration Product [***].
Section 1.54
“Development Candidate Selection Fee” has the meaning set forth in Section 7.2 (Development Candidate Selection Fee).

Section 1.55
“Disclosing Party” has the meaning set forth in Section 12.1.1 (Confidential Information).
Section 1.56
“Distributor” has the meaning set forth in Section 4.4 (Distributorships).
Section 1.57
“Effective Date” has the meaning set forth in the Preamble.
Section 1.58
“EMA” means the European Medicines Agency or any successor entity thereto.
Section 1.59
“Enforcing Party” has the meaning set forth in Section 8.7.4 (Progress Reporting).
Section 1.60
“[***]” has the meaning set forth in [***].
Section 1.61
“EU” or “European Union” means those countries, nations, states or other territories under the jurisdiction of the EMA, as such jurisdiction may change from time to time, but in any event including the United Kingdom for purposes of Section 7.4 (Milestone Payments).
Section 1.62
“Executive Officers” means (a) with respect to CytomX, the Chief Executive Officer, or any other person that such officer designates from time to time, and (b) with respect to Moderna, the President, Drug Discovery Research of Moderna, or any other person that such officer designates from time to time.
Section 1.63
“Existing Patents” has the meaning set forth in Section 9.2(a) (Additional CytomX Representations and Warranties).
Section 1.64
“Exploit” means to make, have made, import, export, use, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of. Cognates of the word “Exploit” shall have correlative meanings.
Section 1.65
“FDA” means the United States Food and Drug Administration or any successor entity thereto.
Section 1.66
“FICA” means the Federal Insurance Contributions Act, as amended.
Section 1.67
“First Commercial Sale” means [***].
Section 1.68
“Force Majeure” has the meaning set forth in Section 14.13 (Force Majeure).
Section 1.69
“Format” means [***].
Section 1.70
“FTE” means the equivalent of work of one (1) full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party or its Affiliates and assigned to perform specified work for one (1) Calendar Year, with such commitment of time and effort to constitute one (1) employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per Calendar Year. For further clarity, FTEs shall not include personnel performing the functions of information technology, human resources, finance, legal, or other general administrative activities, or contractors.
Section 1.71
“FTE Rate” means (a) for the period commencing on the Effective Date and ending on [***], [***] per FTE per Calendar Year, and (b) for each Calendar Year thereafter, [***].
Section 1.72
“[***]” means the sum of (a) [***] and (b) [***], for activities under a Work Plan.
Section 1.73
“GAAP” means U.S. Generally Accepted Accounting Principles.

Section 1.74
“Gatekeeper” means an independent Third Party mutually agreeable to the Parties responsible for determining the Availability of Proposed Molecules for the collaboration, to be engaged by CytomX promptly, but in any event within [***] after the Effective Date, on terms acceptable to both Parties, including provisions relating to confidentiality.
Section 1.75
“German Exemption Certificate” has the meaning set forth in Section 7.11.3 (German Exemption Certificate).
Section 1.76
“GLP Toxicology Study” means any toxicology study that meets the requirements set forth in 21 CFR Part 58 pertaining to good laboratory practice for use or intended for use in an IND and is required to be included in the filing of an IND, but excluding toxicology studies performed in the course of evaluating Collaboration Products prior to selection of a Development Candidate.
Section 1.77
“Governmental Authority” means any governmental authority of any nature of any multi-national, national, state, county, city or other political subdivision, including any governmental division, subdivision, department, agency, court, tribunal, agency, bureau, branch, office, authority or other instrumentality.
Section 1.78
“[***]” means [***].
Section 1.79
“[***]” means [***].
Section 1.80
“[***]” means [***].
Section 1.81
“[***]” means [***].
Section 1.82
“[***]” means [***].
Section 1.83
“IND” means, (a) with respect to the United States, an investigational new drug application as defined in applicable regulations promulgated by the FDA and filed with the FDA for human clinical testing or (b) with respect to any other country in the Territory, any equivalent thereof.
Section 1.84
“Indemnitee” has the meaning set forth in Section 10.2.1 (Indemnification).
Section 1.85
“Indemnitor” has the meaning set forth in Section 10.2.1 (Indemnification).
Section 1.86
“Indirect Taxes” has the meaning set forth in Section 7.11.2 (Indirect Taxes).
Section 1.87
“Initial Collaboration Program” means [***].
Section 1.88
“Initial Molecule” or “Initial Molecules” means [***].
Section 1.89
“Initiation” means (a) with respect to a clinical trial, the first dosing in the first patient in such clinical trial or study or (b) with respect to a GLP Toxicology Study, the first dosing of an animal subject in such GLP Toxicology Study. Cognates of the word “Initiation” have correlative meanings.
Section 1.90
“INN” has the meaning set forth in Section 8.9.1(Ownership and Prosecution of Product Trademarks).
Section 1.91
“Inventions” means all inventions generated, invented or conceived by or on behalf of either Party or its respective Affiliates or both Parties or their respective Affiliates, whether solely or jointly with any Third Party subcontractor, in the course of activities performed under this Agreement.
Section 1.92
“JAMS” has the meaning set forth in Section 14.5.2(a) (Arbitration).
Section 1.93
“Joint Research Committee” or “JRC” has the meaning set forth in Section 2.2.3(d) (Subcommittees).

Section 1.94
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2.1 (Management).
Section 1.95
“Know-How” means proprietary techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models, reagents and other physical, biological, or chemical material.
Section 1.96
“Law” means, individually and collectively, any and all federal, state, local, and foreign laws, statutes, ordinances, principles of common law, rules, directives, standards, administrative circulars, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses, permits, and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.
Section 1.97
“Licensed Field” means all human and non-human diagnostic, prophylactic and therapeutic uses [***] (a) [***], and (b) [***].
Section 1.98
“Licensed Product” means [***].
Section 1.99
“Losses” has the meaning set forth in Section 10.1.1 (Indemnification).
Section 1.100
“MAA” has the meaning set forth in Section 1.15 (BLA).
Section 1.101
“Major Market” means [***].
Section 1.102
“Manufacturing” or “Manufacture” means any and all processes and activities directed to producing, manufacturing, processing, sourcing of materials, filling, finishing, packaging, labeling, inspecting, quality assurance testing and release, receiving, holding, shipping and/or storage of Licensed Products or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, and quality control.
Section 1.103
“Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the customary commercial sale of a Licensed Product in such country, including with respect to pricing and reimbursement.
Section 1.104
“Mask” means [***].
Section 1.105
“Mask/Substrate Activities” has the meaning set forth in Section 4.1.4 (Limitation).
Section 1.106
“Materials” has the meaning set forth in Section 3.6 (Material Transfer).
Section 1.107
“Milestone Events” has the meaning set forth in Section 7.4.1 (Milestone Payments).
Section 1.108
“Milestone Payments” has the meaning set forth in Section 7.4.1 (Milestone Payments).
Section 1.109
“Moderna” has the meaning set forth in the Preamble.
Section 1.110
“Moderna Indemnified Parties” has the meaning set forth in Section 10.1.1 (Indemnification).
Section 1.111
“Moderna IP” means [***].

Section 1.112
“Moderna Know-How” means [***].
Section 1.113
“Moderna Patent Challenge” means any action, suit, proceeding or claim by CytomX or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability of Moderna’s or its Affiliate’s or licensor’s ownership of any Moderna Patent or any Collaboration Patent owned by Moderna, as applicable, in any forum, in each case, with respect to a Licensed Product under this Agreement, but excludes any assertion by CytomX or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding, administrative proceeding or arbitration brought by Moderna or its Affiliates or licensors asserting infringement against CytomX or its Sublicensees or Affiliates with respect to the relevant Licensed Product under this Agreement.
Section 1.114
“Moderna Patents” means [***].
Section 1.115
“Moderna Platform Improvements IP” means [***].
Section 1.116
“Moderna Platform Know-How” means [***].
Section 1.117
“Moderna Platform Patents” means [***].
Section 1.118
“Moderna Platform Technology” means [***].
Section 1.119
“Molecule Notice” has the meaning set forth in Section 3.1.4 (Selection of Molecules).
Section 1.120
“mRNA” means messenger RNA.
Section 1.121
“mRNA Construct” means [***].
Section 1.122
“MTA” has the meaning set forth in Section 3.6 (Material Transfer).
Section 1.123
“Net Sales” means [***].
Section 1.124
“Non-Auditing Party” has the meaning set forth in Section 7.9.4 (Audits).
Section 1.125
“Non-Publishing Party” has the meaning set forth in Section 12.3.3 (Publication).
Section 1.126
“Party” and “Parties” has the meaning set forth in the Preamble.
Section 1.127
“Patent Rights” means (a) all patents, priority patent filings and patent applications, and (b) any divisional, continuation (in whole or in part), or request for continued examination of any of such patents, and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reviews, reexaminations, extensions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
Section 1.128
“Paying Party” has the meaning set forth in Section 7.11.1 (Withholding).
Section 1.129
“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
Section 1.130
“Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.
Section 1.131
“Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a Licensed Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support the BLA and Marketing Approval of such Licensed Product, including all tests and studies that are required by Regulatory Authorities from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended.
Section 1.132
“Pivotal Trial” means a human clinical trial of a Licensed Product with a defined dose or set of doses of such Licensed Product designed to establish the efficacy and safety of such Licensed Product and where the results of such clinical trial (if successful) are designed to lead directly to submission of a BLA for the applicable Licensed Product.
Section 1.133
“Platform Technology” shall mean either the CytomX Platform Technology or the Moderna Platform Technology, as applicable.
Section 1.134
“Preclinical Research” means, with respect to a particular Collaboration Program, any discovery, preclinical CMC and other research and development activities as set forth in a Work Plan (including post-clinical candidate selection activities), and any advisory or consulting services provided in connection therewith, including with respect to filing of an IND for the relevant Collaboration Product and preparing regulatory documents therefor, and up to and including the filing of an IND for the relevant Collaboration Product.
Section 1.135
“Preclinical Research Budget” means, with respect to a Collaboration Program, the budget to be established by the JSC in accordance with Section 2.2.3 (Joint Steering Committee) for Preclinical Research activities to be conducted by CytomX. The initial budget for the Preclinical Research activities for the Initial Collaboration Programs is attached hereto as part of the Work Plans attached as Exhibit A. The Preclinical Research Budget shall be included as part of the Work Plan for the applicable Collaboration Program(s) and approved by the JSC prior to the commencement of activities in respect of a Collaboration Protein.
Section 1.136
“Preclinical Research Costs” means, with respect to a Collaboration Program, [***] during the Term in a manner consistent with the applicable Work Plan and this Agreement that are specifically identifiable and directly allocable to, the Preclinical Research for such Collaboration Program.
Section 1.137
“Preclinical Research Data” means all data and reports generated in the performance of Preclinical Research by or on behalf of either Party.
Section 1.138
“Preclinical Research FTE Costs” means, with respect to a Collaboration Program, the product of (a) the actual number of FTEs utilized in the Preclinical Research for such Collaboration Program in a manner consistent with the applicable Work Plan, as documented by CytomX, and (b) the FTE Rate.
Section 1.139
“Preclinical Research Out-of-Pocket Expenses” means, with respect to a Collaboration Program, the reasonable direct, documented, out-of-pocket expenses paid or payable to Third Parties directly incurred by CytomX and its Affiliates for, and that are specifically identifiable and directly allocable to, the Preclinical Research for such Collaboration Program.

Section 1.140
“Preclinical Research Term” means, on a Collaboration Program-by-Collaboration Program basis, subject to the early termination of this Agreement, the period from [***] or, with respect to [***], the period from [***], until [***].
Section 1.141
“Product-Specific Collaboration IP” [***].
Section 1.142
“Product-Specific Collaboration Know-How” means [***].
Section 1.143
“Product-Specific Collaboration Patents” means [***].
Section 1.144
“Product Selection Period” means, for each Collaboration Program, the period commencing upon selection of the relevant Collaboration Protein [***] and ending upon [***].
Section 1.145
“Product Trademarks” has the meaning set forth in Section 8.9.1 (Ownership and Prosecution of Product Trademarks).
Section 1.146
“Proposed Molecule” has the meaning set forth in Section 1.8 (Available).
Section 1.147
“Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.
Section 1.148
“Publishing Party” has the meaning set forth in Section 12.3.3 (Publication).
Section 1.149
“Qualified Financing” has the meaning as set forth in Section 7.3 (Equity Investment Option).
Section 1.150
“Qualified Private Financing” means [***].
Section 1.151
“Qualified Public Offering” means [***].
Section 1.152
“Receiving Party” has the meaning set forth in Section 12.1.1 (Confidential Information).
Section 1.153
“[***]” has the meaning set forth in Section 8.1.7 (Data Ownership).
Section 1.154
“Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Licensed Products, including the FDA, EMA, PMDA, and any corresponding national or regional regulatory authorities.
Section 1.155
“Regulatory Exclusivity” means, with respect to a Licensed Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to such Licensed Product, other than a Patent Right.
Section 1.156
“Regulatory Filing” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a Licensed Product.
Section 1.157
“Royalty Term” has the meaning set forth in Section 7.5.2 (Royalty Term).
Section 1.158
“Sale Transaction” has the meaning set forth in Section 14.9 (Successors and Assigns).
Section 1.159
“[***]” has the meaning set forth in Section 3.1.1 (Selection of Molecules).

Section 1.160
“Selling Party” has the meaning set forth in Section 1.123 (Net Sales).
Section 1.161
“[***]” means a [***].
Section 1.162
“[***]” has the meaning set forth in Section 3.1.2 (Selection of Molecules).
Section 1.163
“[***]” means [***].
Section 1.164
“Sublicensee(s)” means a Third Party, other than a Third Party subcontractor or any Distributor, that has been granted a sublicense or other rights under the rights granted to a Party pursuant to Section 4.1 (License Grants) in accordance with Section 4.2 (Sublicenses), or is deemed to be a Sublicensee under Section 4.4 (Distributorships), [***].
Section 1.165
“Substrate” means [***].
Section 1.166
“[***]” means [***].
Section 1.167
“Term” has the meaning set forth in Section 13.1 (Term).
Section 1.168
“Territory” means the entire world.
Section 1.169
“Third Party” means a Person other than (a) Moderna or any of its Affiliates and (b) CytomX or any of its Affiliates.
Section 1.170
“Third Party Acquirer” has the meaning set forth in Section 14.9 (Successors and Assigns).
Section 1.171
“Third Party Claim” has the meaning set forth in Section 10.1.1 (Indemnity).
Section 1.172
“Third Party IP” has the meaning set forth in Section 7.5.4(c) (Third Party Intellectual Property).
Section 1.173
“Tools and Joint UC Patents” means any Patent Rights, Know-How, or other intellectual property rights licensed to CytomX under the UCSB Agreement, as set forth in Schedule 1.173, it being understood that no license to the patents and patent applications in Schedule 1.173 is granted to Moderna under this Agreement.
Section 1.174
“UCSB Agreement” means the Exclusive License Agreement, dated August 19, 2010 and bearing UC Agreement No. 2011-03-0081, between The Regents of the University of California acting through its Santa Barbara campus and CytomX, as amended by that certain Amendment No. 1 to Exclusive Agreement, dated May 30, 2013, that certain Amendment No. 2 to Exclusive Agreement, dated November 8, 2013, and that certain Amendment No. 3 to Exclusive License Agreement, dated April 2, 2019, as may be further amended from time to time after the Effective Date in accordance with this Agreement.
Section 1.175
“United States” or “U.S.” means the United States of America and its territories and possessions.
Section 1.176
“Valid Claim” means a claim in an issued and unexpired Patent Right or an application for a Patent Right that has not lapsed or been abandoned, canceled, disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; provided, however, that if a claim of a pending patent application shall not have issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).

Section 1.177
“Variant” means [***].
Section 1.178
“Work Plan” means, with respect to a Collaboration Program, a written plan setting forth the obligations and activities of each Party during the applicable Preclinical Research Term. The initial Work Plans are set forth in Exhibit A. Each update to a Work Plan for Preclinical Research activities shall include (a) a description of the Preclinical Research activities, expected timelines, preclinical, as well as the Format for such Licensed Products, and (b) a reasonably detailed description of the schedule of work activity and the identification of the Party responsible therefor (including subcontractors and Sublicensees), and the applicable Preclinical Research Budget.
Article 2.
Research Collaboration
Section 2.1
Collaboration Overview.

2.1.1 Moderna and CytomX are entering into a research collaboration to identify and Develop Licensed Products under Collaboration Programs. As of the Effective Date, the Parties have agreed to conduct [***] Collaboration Programs: [***]. The Parties shall enter into Work Plans for the conduct of Preclinical Research activities on a Collaboration Program-by-Collaboration Program basis.

2.1.2 As of the Effective Date, the Parties have entered into Work Plans in respect of the [***] Collaboration Programs directed to the Initial Molecules. The Parties have agreed that the [***] Collaboration Programs are the Initial Collaboration Programs.

2.1.3 The Parties shall commence activities in respect [***], no sooner than [***] from the Effective Date after identification of the [***]. Prior to commencement of any activities in respect of [***], the Parties shall enter into [***] for such [***] that, unless otherwise mutually agreed, shall be generally consistent with the Work Plans for the Initial Collaboration Programs (e.g., the necessary resources (including FTEs), allocation of the activities and responsibilities between the Parties, and the Preclinical Research Budget for such [***]shall be calculated using the same calculation principles that were applied in determining such matters for the Initial Collaboration Programs).

Section 2.2
Management.

2.2.1 Overview. Within [***] after the Effective Date, the Parties shall establish a cross-functional, joint steering committee (the “Joint Steering Committee” or the “JSC”), which shall manage the collaboration between the Parties.

2.2.2 Alliance Managers. Each of Moderna and CytomX shall appoint [***] representative who possesses a general understanding of Development, regulatory, Manufacturing and Commercialization matters to act as its respective alliance manager(s) for this relationship (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC. Consistent with the Work Plan(s), each Alliance Manager will also be responsible for:

(a)
providing a primary single point of communication responsible for seeking consensus both within the respective Party’s organization and together regarding key strategy and plan issues;

(b)
ensuring awareness of the governance procedures and rules set forth herein and monitoring compliance therewith; and
(c)
identifying and raising disputes to the JSC for discussion in a timely manner.

The Alliance Managers shall have the right to attend all JSC and subcommittee meetings as non-voting observers. In accordance with Section 2.2.3(c) (Meetings), each Alliance Manager may bring any matter to the attention of the JSC that such Alliance Manager reasonably believes requires the attention of the JSC. Within [***] after the Effective Date, each Party shall appoint and notify the other Party in writing of the identity of such Party’s representative to act as Alliance Manager under this Agreement.

2.2.3 Joint Steering Committee.

(a)
Composition. The JSC shall be comprised of [***] named representatives of each Party (or such other number as the Parties may agree in writing) in addition to each Party’s Alliance Manager who are members ex-officio. The JSC will be led by [***]. Within [***] after the Effective Date, each Party shall designate by written notice to the other Party its initial representatives on the JSC. Each Party may replace [***], in its sole discretion, effective upon written notice to the other Party of such change. Each Party’s representatives on the JSC, and any replacement for any such representative, shall be bound by the obligations of confidentiality set forth in Article 12 (Confidentiality).
(b)
Function and Powers of the JSC. The JSC shall, consistent with the terms and conditions set forth in this Agreement, and subject to Section 2.2.5 (Decisions):
(i)
coordinate the Parties’ activities under this Agreement;
(ii)
[***];
(iii)
[***];
(iv)
oversee the implementation of each Work Plan and review and serve as a forum for discussion of the results of the activities being carried out thereunder;
(v)
serve as an information-sharing forum for Preclinical Research for each Collaboration Product;
(vi)
review and comment on any material strategy changes with respect to any Work Plan;
(vii)
establish subcommittees, as appropriate, as described more fully in Section 2.2.3(d) (Subcommittees) below;
(viii)
direct and oversee any subcommittee;
(ix)
resolve disputed matters that may arise at the subcommittees; and
(x)
perform any and all tasks and responsibilities that are expressly attributed to the JSC under this Agreement.

(c)
Meetings.
(i)
The JSC shall meet at least [***] per [***] or more or less often as otherwise agreed by the Parties, with the location of such meetings [***]. The chairperson of the JSC shall be responsible for calling meetings on reasonable prior notice. Each Party shall use reasonable efforts to make all proposals for agenda items and to provide all appropriate information with respect to such proposed items reasonably in advance (at least [***] if reasonably practicable) of the applicable meeting. Each Alliance Manager may require topics to be included for the agenda for JSC meetings (to the extent within the scope of the JSC) by forwarding such topics and relevant information to the JSC chairperson. The Alliance Managers shall prepare and circulate for review and approval of the JSC minutes of each meeting. The JSC shall agree on the minutes of each meeting as promptly as practicable following such meeting.
(ii)
The JSC shall discuss progress under the research collaboration during its regularly scheduled meetings and ad-hoc discussions between the Parties’ Alliance Managers or other representatives. Each Party will provide a report of its activities under a Work Plan at each JSC meeting during the Product Selection Period.
(iii)
Representatives of the Parties on the JSC may attend meetings by telephone, videoconference or in person. The Parties shall endeavor to conduct at least [***] JSC meetings per year in person. A quorum of the JSC shall exist whenever there is present at a meeting at least [***] appointed by each Party.
(iv)
As appropriate (subject to the discretion of the chairperson of the JSC, with approval not to be unreasonably withheld, conditioned or delayed), and provided that not less than [***] prior written notice has been given to the other Party, other employees of the Parties may attend JSC meetings as observers, as well as Third Parties; provided, however, that a Party shall not bring a Third Party to a meeting without the other Party’s prior written consent; and provided further, however, that each such Third Party (A) shall not vote or otherwise participate in the decision-making process of the JSC, and (B) shall be bound by obligations of confidentiality and non-disclosure, and obligations to assign inventions, consistent with those set forth in Article 8 (Intellectual Property) and Article 12 (Confidentiality).
(v)
Each Party may also call for special meetings of the JSC with reasonable prior written notice to the other Party (it being agreed that at least [***] shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making authority of the JSC.
(vi)
Each Party shall be responsible for all of its own expenses incurred in connection with participating in all meetings.

(d)
Subcommittees. The JSC may establish and disband such subcommittees as deemed necessary by the JSC, which shall include a joint research committee (the “Joint Research Committee” or “JRC”). Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 12 (Confidentiality). Except as expressly provided in this Agreement or subject to the delegation granted by the JSC of any of its responsibilities, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all meetings. Any matters arising within a subcommittee that are not resolved by members of such subcommittee shall be submitted to the JSC for resolution as set forth in Section 2.2.3(b) (Function and Powers of the JSC).

2.2.4 Cooperation. Each Party shall provide the JSC such information as required under this Agreement or as otherwise reasonably requested by the other Party and reasonably available to such Party to enable the other Party to perform its obligations under this Agreement, in each case relating to the progress against the goals or performance of activities under each Work Plan.

2.2.5 Decisions. The JSC shall serve as [***]. The JSC shall take action by consensus of the representatives present at a meeting, with each Party having [***], or by a written resolution signed by at least [***] appointed by each Party. If a dispute arises that cannot be resolved by a subcommittee of the JSC, such dispute shall be referred to the JSC for resolution. If the JSC cannot reach consensus or a dispute arises that cannot be resolved within the JSC (whether the matter originated at the JSC or within a subcommittee), such dispute shall be [***]; provided that [***] shall not be entitled to use its final decision-making authority with respect to any [***], and, in such event, any such decision by [***]shall be deemed to have no force or effect. Without limiting the foregoing, in no event (unless separately agreed by the Parties in writing) shall [***].

2.2.6 Exceptions. [***].

2.2.7 Authority. The JSC and any subcommittee shall have only the powers assigned expressly to it in this Section 2.2 (Management) and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For the avoidance of doubt, JSC and subcommittee rights to discuss, comment, review or monitor (and other similar activities) shall not require any Party or designee thereof to act or be bound in any respect by such discussion, comment, review, or monitoring.

2.2.8 Discontinuation of JSC. [***].

Section 2.3
Subcontracting. Each Party may engage its Affiliates, or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform its obligations under this Agreement; provided that JSC approval shall be required for any subcontractor that CytomX may seek to use from time to time unless such subcontractor is set forth on Schedule 2.3 (but only for the services and Preclinical Research activities specifically indicated for such listed subcontractor in the applicable Work Plan). Any subcontractor to be engaged by a Party to perform such Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. The activities of any such subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party will be responsible for ensuring compliance by any such subcontractors with the terms of this Agreement, as if such subcontractors are such Party hereunder. Each subcontract shall be in writing and shall contain obligations, on the part of the applicable subcontractor, consistent with this Agreement, including (Intellectual Property) and Article 12 (Confidentiality), with respect to confidentiality and non-use and the assignment of, or the grant of equivalent rights under, all Patent Rights, know-how, inventions and other intellectual property rights that such subcontractor may develop or acquire by reason of work performed under this Agreement. Each subcontracting Party will conduct, and will cause its Affiliates and other subcontractors, if any, to conduct, the relevant activities in accordance with such subcontracting Party’s commitments hereunder.
Section 2.4
Information Sharing. Each Party shall promptly provide the other Party with copies of all Preclinical Research Data, material non-clinical, analytical, and Manufacturing information generated by such Party, or on behalf of such Party by any Affiliate or Third Party relating to any and all Collaboration Products or Licensed Products, to the extent necessary for the other Party to provide any support expressly requested by such Party under this Agreement or as otherwise reasonably required for a Party to perform its obligations or exercise its rights under this Agreement; [***]. Except as otherwise set forth in this Agreement, all non-clinical, analytical, Manufacturing, and clinical data and associated reports disclosed by one Party to the other under this Agreement shall [***]; provided that [***]. Notwithstanding anything to the contrary in the foregoing, [***].

Section 2.5
Exclusivity.

2.5.1 [***].

2.5.2 [***].

Article 3.
Preclinical Research activities
Section 3.1
Selection of Molecules.

3.1.1 The Parties have agreed upon the Initial Molecules for the Initial Collaboration Programs. At any time on or before [***] from [***], [***] shall nominate a [***] for [***] pursuant to Section 3.1.3 (Selection of Molecules). After nomination and selection of the [***], [***] shall have a right to nominate [***] in accordance with Section 3.1.2 and Section 3.1.3 (Selection of Molecules), [***].

3.1.2 [***] shall have the right to [***] if [***] occurs with respect to [***]; provided that [***]may exercise this right up to [***] under this Agreement; and further provided that [***] must occur no later than [***] after the date on which [***]notifies [***] that [***] has [***]. If [***]desires to exercise [***], [***]shall inform [***] through the JSC of [***] basis (and providing supporting information) for wanting [***].

3.1.3 To exercise the right to [***] pursuant to Section 3.1.1 (Selection of Molecules) or to [***] pursuant to Section 3.1.2 (Selection of Molecules), [***] shall submit written notice to the

Gatekeeper on a confidential basis of its intention to determine whether a Proposed Molecule is Available within the time period specified. On receipt of such notice, the Gatekeeper shall assess Availability of the Proposed Molecule and provide written notice to [***] as to whether such Proposed Molecule is Available.

3.1.4 After the Gatekeeper notifies [***] that a Proposed Molecule is Available, [***] shall submit written notice to [***] of [***] nomination of such Proposed Molecule (the “Molecule Notice”). Upon [***] receipt of the Molecule Notice, the [***] comprising the Proposed Molecule shall be deemed a Collaboration Protein and the Parties will have all rights and obligations hereunder in connection with such Collaboration Protein. For clarity, the identity of each Proposed Molecule, and the corresponding [***], shall not be disclosed to [***] until such time such Proposed Molecule is deemed to be Available. Upon such date as the Gatekeeper notifies [***]that a Proposed Molecule is Available for [***], the [***]for which such [***], and the relevant Collaboration Protein in the [***].

Section 3.2
Limitations. [***].
Section 3.3
Preclinical Research Work Plans. The Parties (working through the JSC) shall, within [***] after [***] receipt of [***], finalize a Work Plan for the Collaboration Program for the relevant [***] or [***] in accordance with Section 2.2.3(b) (Function and Powers of the JSC). The goal of such Work Plan is to [***]; [***]. Unless otherwise agreed by the Parties, within [***], CytomX shall provide to the JSC (or, if applicable and so designated by the JSC, the JRC) a draft Work Plan and Preclinical Research Budget. The JSC (or, if applicable and so designated by the JSC, the JRC) shall review each Work Plan (including, for clarity, the corresponding Preclinical Research Budget) on a regular basis, and in no event less frequently than [***] each [***]. In preparing and approving a Work Plan, the Parties and the JSC shall take into account [***].
Section 3.4
Preclinical Research of Collaboration Products. During the applicable Preclinical Research Term, CytomX shall conduct the Preclinical Research activities for the Collaboration Products in accordance with the applicable Work Plan.
Section 3.5
Preclinical Research Costs.

3.5.1 Moderna shall be responsible for all of the Preclinical Research Costs incurred by either Party and its Affiliates in connection with Preclinical Research under this Agreement that are set forth in the approved Preclinical Research Budget. CytomX shall have the right to invoice Moderna for its Preclinical Research Costs [***], and Moderna shall pay [***] within [***] after receipt of such invoice. CytomX shall cooperate with any reasonable request of Moderna to confirm the information in any such invoice(s) in accordance with Section 7.9 (Reports; Records and Audits).

Section 3.6
Material Transfer. To facilitate the Preclinical Research or any regulatory, Development or Commercialization activities hereunder, either Party may, and at Moderna’s reasonable request and cost following nomination of an applicable Development Candidate, CytomX shall, with respect to any materials produced or held by or on behalf of CytomX pursuant to a Work Plan, provide to the other Party certain biological or chemical materials (including biological materials or chemical compounds, or cell lines to produce Collaboration Products), owned by, licensed to or otherwise Controlled by such Party for use by the other Party in furtherance of the other Party’s Preclinical Research obligations or any regulatory, Development or Commercialization activities under this Agreement (such materials provided hereunder are referred to, collectively, as “Materials”), pursuant to a material transfer agreement substantially in the form of Exhibit B (each, a “MTA”) which shall set forth therein the type and name of the Material transferred, the amount of the Materials transferred, the date of the transfer of the Materials and the permitted use of the Materials.

Article 4.
License Grant
Section 4.1
License Grants.

4.1.1 Preclinical Research License.

(a)
On a Collaboration Program-by-Collaboration Program basis, during the applicable Preclinical Research Term, Moderna hereby grants to CytomX a non-exclusive, worldwide, royalty-free license under Moderna IP solely as necessary for CytomX to conduct Preclinical Research as set forth in the applicable Work Plan for the relevant Collaboration Program under this Agreement.
(b)
On a Collaboration Product-by-Collaboration Product basis, during the applicable Preclinical Research Term, CytomX hereby grants to Moderna [***] solely as necessary for Moderna to conduct Preclinical Research as set forth in the applicable Work Plans under this Agreement.

4.1.2 License Grant to Moderna. Subject to the terms and conditions of this Agreement and commencing on the expiration of the applicable Preclinical Research Term on a Collaboration Product-by-Collaboration Product basis, CytomX hereby grants to Moderna [***] license under the CytomX IP that is necessary or reasonably useful to Exploit Licensed Products in the Licensed Field in the Territory during the Term. For clarity, the license granted pursuant to this Section 4.1.2 (License Grant to Moderna) would not include a grant to any compound that is proprietary to CytomX and that is not a Collaboration Product. Notwithstanding the foregoing, [***].

4.1.3 Data License Grant.

(a)
Subject to the terms and conditions of this Agreement, Moderna hereby grants CytomX a non-exclusive, royalty-free license, under Moderna’s interest in the Preclinical Research Data provided to CytomX under Section 2.4 (Information Sharing) (but excluding any data solely related to the Moderna Platform Technology) solely for purposes set forth in Section 2.4 (Information Sharing).
(b)
Subject to the terms and conditions of this Agreement, CytomX hereby grants Moderna a non-exclusive, royalty-free license, under CytomX’s interest in the Preclinical Research Data provided to Moderna under Section 2.4 (Information Sharing) (but excluding any data solely related to the CytomX Platform Technology) solely for the purpose of performing Moderna’s obligations and exercising its rights under this Agreement, as set forth more fully in Section 2.4 (Information Sharing).

4.1.4 Limitation. Moderna shall not [***].

4.1.5 [***].

Section 4.2
Sublicenses. Moderna shall have the right to grant one (1) or more sublicenses under [***]. CytomX shall have the right to grant one (1) or more sublicenses under [***]. As a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement (including for the avoidance of doubt, that if sales by such Sublicensee are included in Net Sales hereunder, such Sublicensee shall permit audit rights with respect to its reporting of Net Sales that are consistent with those given by Moderna hereunder with respect to its sales included in Net Sales); (b) such Party will continue to be responsible for full performance of such Party’s obligations under this Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were such Party hereunder; (c) such Party’s grant of any sublicense will not relieve such Party or its Affiliates from any of its obligations under this Agreement; and (d) such Party will provide the other Party with a copy of such sublicense promptly, but within [***], after the grant of such sublicense, provided that such Party may redact such copy at its discretion to remove financial terms and any other information that is not relevant to this Agreement (provided that financial terms may be provided on a confidential basis to a third party auditor only for purposes of confirming amounts payable hereunder pursuant to any audit in accordance with this Agreement).
Section 4.3
No Other Rights. No right or license under any Patent Rights, Know-How, or other intellectual property rights of a Party is granted or shall be granted by estoppel or implication to the other Party, and each Party retains the rights in Patent Rights, Know-How and other intellectual property rights not expressly granted to the other Party pursuant to this Agreement.
Section 4.4
Distributorships. Moderna shall have the right, in its sole discretion, to appoint its Affiliates, and Moderna and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell Licensed Products, in circumstances where the Person purchases its requirements of Licensed Products from Moderna or its Affiliates. If Moderna or its Affiliates appoints such a Person as a distributor and such Person is not an Affiliate of Moderna and does not pay Moderna or its applicable Affiliates in connection with such appointment or such Licensed Products any consideration other than the arm’s length transfer price of such Licensed Product, that Person shall be a “Distributor” for purposes of this Agreement. If such Person is obligated or has otherwise agreed to pay any royalties, milestones or similar payments (excluding, for the avoidance of doubt, volume rebates and the like) to (or on behalf of) Moderna or any of its Affiliates in connection with such appointment or such Licensed Products, such Person shall not be deemed to be a Distributor for purposes of this Agreement, and instead shall be deemed to be a Sublicensee for purposes of this Agreement.
Section 4.5
Moderna Patent Schedules. Within [***] following the Effective Date, Moderna shall provide a written copy of Schedule 1.117 (Moderna Platform Patents) to CytomX.
Article 5.
Regulatory Matters
Section 5.1
Moderna Responsibilities. Moderna will be [***] responsible for (and as between the Parties, Moderna shall have the [***] with respect to) the preparation, submission and maintenance of all Regulatory Filings and obtaining all Marketing Approvals with respect to Licensed Products. CytomX will cooperate with Moderna, [***], with respect to any regulatory matters related to Licensed Products for which Moderna is responsible hereunder. Moderna will own all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals with respect to Licensed Products and all such Regulatory Filings and Marketing Approvals will be held in the name of Moderna or its designee. CytomX will execute all documents and take all actions as are reasonably requested by Moderna, [***], to vest such title in Moderna or such designee, as applicable.
Section 5.2
Regulatory Updates. Moderna shall keep CytomX reasonably informed of all material regulatory developments and filings relating to Licensed Products in any of the Major Markets, including through [***] (Reports).
Section 5.3
Safety Data. Moderna shall not unreasonably withhold consent to any request by CytomX [***].

Article 6.
Development, Manufacture and Commercialization matters
Section 6.1
General. Except as otherwise expressly set forth in a Work Plan, Moderna shall have the [***] exclusive right to Develop (including, for the avoidance of doubt, file an IND), Manufacture and Commercialize one (1) or more Licensed Products. After completion of all activities under a Work Plan, Moderna shall be [***] responsible for the Development (preclinical and clinical), Manufacture, and Commercialization of Licensed Products under this Agreement [***]. Subject to the terms of this Agreement, all decisions concerning the Development, Manufacture and Commercialization of Licensed Products, including the clinical and regulatory strategy, design, sale, price and promotion of Licensed Products shall be [***]. Notwithstanding the foregoing, CytomX shall provide Moderna with continued support as needed for Manufacturing scale-up and Regulatory Filings for Licensed Products, [***].
Section 6.2
Diligence. [***], Moderna shall use Commercially Reasonable Efforts to Develop, seek Marketing Approval of, and, upon obtaining such Marketing Approval, Commercialize and Manufacture [***] Licensed Product [***].
Section 6.3
Reports. During the Term, Moderna shall provide the JSC with updates at least [***] per [***] of the status of Moderna’s and its Affiliates’, subcontractors and Sublicensees’ Development activities under this Agreement.
Section 6.4
Costs. Following the Effective Date and at all times during the Term, Moderna shall be responsible for, and shall bear all costs incurred by or on its behalf associated with, the Development, Manufacture and Commercialization of Licensed Products, including development, distribution, marketing and sales activities.
Section 6.5
Commercialization Activities.

6.5.1 Generally. Moderna shall have the [***] right to Commercialize Licensed Products under this Agreement.

6.5.2 Commercialization Reports. During the Term, for each Licensed Product, Moderna shall report on the Commercialization status of Moderna’s and its Affiliates’, subcontractors and Sublicensees’ Commercialization activities under this Agreement with respect to such Licensed Product in accordance with the procedures established by the JSC and no less frequently than [***] every [***].

Article 7.
Fees, Royalties, & Payments
Section 7.1
Upfront Payment. As partial consideration for the rights granted by CytomX to Moderna pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, CytomX shall invoice (on the Effective Date) and Moderna shall pay to CytomX a [***] payment of Thirty-Five Million Dollars ($35,000,000), within [***] after delivery of such invoice on or after the Effective Date (“Upfront Payment”). [***].
Section 7.2
Development Candidate Selection Fee. After selection of the [***] Development Candidate by Moderna in each Collaboration Program but, for clarity, [***], Moderna shall pay CytomX a [***] (subject to Section 7.7 (Method of Payment; Offset), if applicable), Development Candidate nomination fee payment of [***] for the first Development Candidate under each Collaboration Program hereunder.

Section 7.3
Equity Investment Option. If CytomX undertakes a Qualified Private Financing or a Qualified Public Offering during the Term (each a “Qualified Financing”), [***], Moderna shall have [***] option (“Equity Investment Option”) to purchase up to the number of securities in connection with such Qualified Financing [***]. Moderna shall have the option, [***], to purchase such securities at [***].
Section 7.4
Milestone Payments.

7.4.1 As partial consideration for the rights granted by CytomX to Moderna pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, on a Licensed Product-by-Licensed Product basis, Moderna shall pay to CytomX one-time milestone payments (“Milestone Payments”) following the first occurrence of the corresponding milestone events (“Milestone Events”) with respect to each Licensed Product within a particular Collaboration Program for which such Milestone Event is achieved by or on behalf of Moderna, as set forth in the following tables:

Development Milestone Events

[***]

Approval and First Sale Milestone Events

[***]

Commercial Milestone Events

[***]

7.4.2 If a Milestone Event set forth in the table titled “Development Milestone Events” in Section 7.4.1 (Milestone Payments) is achieved prior to the achievement of the preceding Milestone Event for the same Licensed Product, as applicable, set forth in the relevant chart (i.e., if a lower-listed Milestone Event is achieved before a Milestone Event that is listed higher up in the relevant chart), then upon achievement of the relevant Milestone Event, all preceding Milestone Events for such Licensed Product set forth in the relevant chart shall become due and payable if not previously paid for that Licensed Product. The maximum amount payable under this Section 7.4 (Milestone Payments) is [***] for each Licensed Product. Moderna shall report to CytomX its achievement of each Milestone Event for which payment to CytomX is due no later than [***] after the end of the [***]; provided that Moderna shall use good faith efforts to inform CytomX of any Development or regulatory Milestone Event within [***] following achievement, and Moderna shall pay to CytomX such Milestone Payment (a) with respect to Development or regulatory Milestone Events, within [***] after receipt of an invoice from CytomX in respect of any payment required as a result of such achievement, and (b) with respect to all other Milestone Events, within [***] after the end of the Calendar Quarter during which such Milestone Event is achieved.

Section 7.5
Royalties.

7.5.1 Royalties Payable. As partial consideration for the rights granted by CytomX to Moderna pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, subject to the provisions of this Section 7.5 (Royalties), Moderna shall pay to CytomX, on a Licensed Product-by-Licensed Product and country-by-country basis, royalties on quarterly Net Sales of Licensed Products during the applicable Royalty Term, calculated as set forth in Section 7.5.3 (Royalty Rates). Royalties will be payable on a Calendar Quarter-by-Calendar Quarter basis and any such payments shall be made within [***] after the end of the Calendar Quarter during which the applicable Net Sales of Licensed Products occurred.

7.5.2 Royalty Term. Moderna’s obligation to pay royalties with respect to a Licensed Product in a particular country shall commence upon the First Commercial Sale of such Licensed Product in such country and shall expire on a country-by-country and Licensed Product-by-Licensed Product basis on the latest of [***] (the “Royalty Term”).

7.5.3 Royalty Rates. The royalty rates payable under Section 7.5.1 (Royalties Payable) shall be calculated as follows:

[***]

7.5.4 Royalty Reductions.

(a)
Exclusivity Expiration. On a country-by-country and Licensed Product-by-Licensed Product basis, if the Exploitation of a Product is not Covered by a Valid Claim of a CytomX Patent, [***], or a Collaboration Patent in such country, the royalty rates set forth in Section 7.5.3 (Royalty Rates) with respect to Net Sales for such Licensed Product in such country for such Calendar Quarter shall be reduced by [***], subject to Section 7.5.4(d) (Maximum Reduction).
(b)
Biosimilar Competition. On a country-by-country and Licensed Product-by-Licensed Product basis, if (i) Biosimilar Product(s) for such Licensed Product are sold in such country [***] (ii) sales of such Biosimilar Products in the aggregate equal or exceed, [***] of the sales, on a unit basis, of all Biosimilar Products and Licensed Products combined sold in such country, then the royalty rates set forth in Section 7.5.3 (Royalty Rates) with respect to Net Sales for such Licensed Product in such country for such Calendar Quarter shall be reduced by [***], subject to Section 7.5.4(d) (Maximum Reduction).
(c)
Third Party Intellectual Property. In the event that [***] a Third Party owns or otherwise controls intellectual property that is necessary or reasonably useful for the Development, Manufacture, or Commercialization of a Licensed Product, Moderna shall have the right (but not the obligation) to obtain a license to such Third Party intellectual property (collectively, “Third Party IP”); provided that [***]. In the event Moderna (or, at Moderna’s direction, its applicable Affiliate, subcontractor or Sublicensee) obtains any license described in this Section 7.5.4(c) (Third Party Intellectual Property) subject to Section 7.5.4(d) (Maximum Reduction), [***] of the payments that Moderna actually pays to such Third Party(ies) that are attributable to the Development, Manufacture, or Commercialization of such Licensed Product in a country during a Calendar Quarter may be credited against amounts otherwise payable by Moderna to CytomX under this Article 7 (Fees, Royalties, & Payments) for such Licensed Product in such country in such Calendar Quarter. Notwithstanding anything to the contrary, CytomX shall be solely responsible for any license fees, milestones, royalties, or other payments owed to Third Parties under or in connection with any agreement entered into between CytomX and a Third Party on or prior to the Effective Date under which Moderna is granted a sublicense under this Agreement (whether or not any such agreement is disclosed to Moderna prior to the Effective Date).
(d)
Maximum Reduction. The maximum aggregate reduction with respect to any Licensed Product in any country during any Calendar Quarter pursuant to this Section 7.5.4 (Royalty Reductions) (alone or in combination) shall be capped at [***] of the amount of the royalty that would be payable in respect of Net Sales in such country under Section 7.5.3 (Royalty Rates), prior to any such reductions; [***].

7.5.5 Mutual Convenience of the Parties. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts required hereunder.

Section 7.6
Invoicing. To the extent an invoice is required to be submitted hereunder, such invoice shall be addressed to:

If Moderna is the paying Party:

ModernaTX, Inc.

200 Technology Square

Cambridge, MA 02139

Attention: [***]

[***]

If CytomX is the paying Party:

CytomX Therapeutics, Inc.

151 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

Attention: [***]

[***]

All invoices shall be sent in portable document format (pdf) and will reference this Agreement.

Section 7.7
Method of Payment; Offset. Unless otherwise agreed by the Parties, all payments due from the paying Party under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the non-paying Party. Subject to any specific limitations on offset set forth herein, Moderna shall have the right to offset any monetary payments that are payable, but that remain unpaid after the later of the due date thereof or the final resolution of any dispute related thereto, against any payments owed by Moderna, if any, under this Agreement.
Section 7.8
Currency Conversion. All royalties shall be payable in U.S. Dollars. Any sales of Licensed Products incurred in a currency other than U.S. Dollars shall be converted to the U.S. Dollar equivalent using Moderna’s then-current standard exchange rate methodology as applied to its external reporting for the conversion of foreign currency sales into U.S. Dollars consistent with GAAP.

Section 7.9
Reports; Records and Audits.

7.9.1 Reports. After the First Commercial Sale of the first Licensed Product by Moderna and until expiration or termination of this Agreement, Moderna shall prepare and (within [***] after the end of each Calendar Quarter) deliver to CytomX reports of the sale of Licensed Products by Moderna or its Affiliates, and their respective Sublicensees [***] together with the corresponding royalty payment or other consideration to be paid to CytomX, specifying [***].

7.9.2 Moderna Records. Moderna will keep complete and accurate records of royalty, milestone and other payments required under this Agreement, for a period of [***] after the end of the Calendar Year in which such were incurred or such payment was due. Moderna shall require its Affiliates, and its and their respective Sublicensees to retain and provide to Moderna all records of payments that Moderna would be required to keep as if sales of Licensed Product by such Affiliates or Sublicensees were sales of Licensed Product by Moderna, to enable CytomX to audit such records pursuant to this Section 7.9 (Reports; Records and Audits).

7.9.3 CytomX Records. CytomX will keep complete and accurate records of its Preclinical Research Costs with respect to each Licensed Product for a period of [***] after the end of the Calendar Year in which such Preclinical Research Costs were incurred. Without limiting the foregoing, CytomX shall calculate and maintain records of FTE hours incurred by it in the same manner as used for other products developed by CytomX.

7.9.4 Audits. Each of CytomX and Moderna (the “Auditing Party”) will have the right, not more than [***] at its own expense, to have a nationally recognized, independent, certified public accounting firm, selected by it and subject to the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), review any such records of the other Party and its Affiliates (the “Non-Auditing Party”) in the location(s) where such records are maintained upon reasonable written notice (which shall be no less than [***] prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement within the [***] period preceding the date of the request for review. Upon either Party’s written request, the other Party shall use good faith efforts to conduct audits of its subcontractors and Sublicensees (at the requesting Party’s cost), and the requesting Party shall have the right to receive and retain a copy of the applicable audit report. No Calendar Year will be subject to audit under this Section 7.9.4 (Audits) more than [***] without the consent of the Non-Auditing Party. The Non-Auditing Party will receive a copy of each such report within [***] following receipt by the Auditing Party, and such accounting firm shall report to the Parties only whether or not such calculations are correct and the amount of any discrepancy. No other information shall be shared. The Auditing Party shall treat the results of any such review of the Non-Auditing Party’s records under this Section 7.9.4 (Audits) as Confidential Information of the Non-Auditing Party and subject to the terms of Article 12 (Confidentiality). Should such inspection lead to the discovery of a discrepancy to the Auditing Party’s detriment, the Non-Auditing Party will, within [***] after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 7.10 (Late Payments). The Auditing Party will pay the full cost of the review unless the underpayment of amounts due to the Auditing Party with respect to audited royalty or sales milestone, is more than [***], of the amount due for the entire period being examined, in which case, the Non-Auditing Party will pay the cost charged by such accounting firm for such review; provided that reimbursement for accounting firm fees shall (a) be no more than would have been paid by the Auditing Party had such reimbursement not been required and (b) not include any contingency fee charged by the auditor (or any other increased fee resulting from the auditor discovering discrepancies). Should the audit lead to the discovery of a discrepancy to the Non-Auditing Party’s detriment, the Non-Auditing Party may credit the amount of the discrepancy, [***], against future payments payable to the Auditing Party under this Agreement or, if there are no such payments payable, then the Auditing Party shall pay to the Non-Auditing Party the amount of the discrepancy, [***], within [***] of the Auditing Party’s receipt of the report.

Section 7.10
Late Payments. In the event that any undisputed payment due hereunder is not made when due, the payment shall accrue interest beginning on [***] thereof, calculated at [***]; provided, however, that in no event shall such annual interest rate exceed the maximum rate permitted by Law. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including termination of this Agreement as set forth in Article 12 (Termination). With respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.
Section 7.11
Taxes.

7.11.1 Withholding. Subject to Section 7.11.3 (German Exemption Certificate), in the event that any Law requires a Party making any payment pursuant to this Agreement (the “Paying Party”) to withhold taxes with respect to any such payment, the Paying Party (a) will notify the non-Paying Party of such withholding requirement prior to making the payment to the non-Paying Party (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for the non-Paying Party to obtain reduction of or relief from such deduction or withholding), and (b) provide such assistance to the non-Paying Party, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in the non-Paying Party’s efforts to claim an exemption from or reduction of such taxes. The Paying Party will, in accordance with such Law, withhold taxes from such payment, remit such taxes to the appropriate tax authority, and furnish the non-Paying Party with proof of payment of such taxes within [***] following the payment. If taxes are so withheld and paid to a tax authority, the Paying Party shall provide reasonable assistance to the non-Paying Party to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid. The non-Paying Party shall provide the Paying Party any tax forms (including Internal Revenue Service Forms W-9 or applicable W-8) that may be reasonably necessary in order for the Paying Party to determine whether to withhold tax on any such payments or to withhold tax on such payments at a reduced rate under applicable Law, including any applicable bilateral income tax treaty. [***].

7.11.2 Indirect Taxes. All payments due to the non-Paying Party from the Paying Party pursuant to this Agreement shall be paid exclusive of any value-added tax, sales tax, consumption taxes and other similar taxes (“Indirect Taxes”) (which, if applicable, shall be payable by the Paying Party upon receipt of a valid Indirect Tax invoice). If the non-Paying Party determines that it is required to report any such tax, the Paying Party shall promptly provide the non-Paying Party with applicable receipts and other documentation necessary or appropriate for such report. For clarity, this Section 7.11.2 (Indirect Taxes) is not intended to limit the Paying Party’s right to deduct value-added taxes in determining Net Sales.

7.11.3 German Exemption Certificate. Notwithstanding Section 7.11.1 (Withholding) and 7.11.2 (Indirect Taxes), if at any time the CytomX IP includes intellectual property that is registered in a German public book or register, CytomX shall obtain and provide Moderna with a valid certificate issued by the applicable German authorities establishing CytomX’s exemption from German withholding tax (a “German Exemption Certificate”), provided, however, that a German Exemption Certificate shall not be required if current German law changes and/or if obtaining and providing a German Exemption Certificate is no longer required, in each case, to exempt such payment from German withholding tax. Intellectual property shall be considered registered as soon as an application is filed (even if it is not yet granted) and intellectual property shall be considered registered in Germany if it has been filed with or validated (e.g., under the Patent Cooperation Treaty) in Germany or in a German E.U. office or non-German E.U. office (in the case of Patent Rights, the German Patent and Trademark Office (Deutsches Patent- and Markenamt) or European Patent and Trademark Office under the European Patent Convention), if filing or validating such intellectual property in such German EU office or non-German EU office would be considered filing or validating such intellectual property in Germany under German law. Notwithstanding Section 7.11.1 (Withholding) and 7.11.2 (Indirect Taxes), if any payments are due to CytomX hereunder with respect to such CytomX IP and, at the time such payment is to be made, Moderna is not in possession of a valid and effective German Exemption Certificate, Moderna shall inform CytomX and CytomX may elect to either have (i) Moderna delay making such payment until such time as CytomX receives such a German Exemption Certificate or (ii) Moderna withhold such amounts from such payment as determined by Moderna, in which case no tax gross up amount shall be payable to CytomX. If Moderna withholds any amount under (ii) above, Moderna shall remit such withheld amount to the applicable German tax authorities and provide CytomX with reasonable evidence of such payment in a form and with such details as reasonably requested by CytomX. Notwithstanding anything to the contrary in this Agreement, Moderna shall not withhold taxes on the Upfront Payment due and payable to CytomX under Section 7.1 (Upfront Payment). As applicable, CytomX will file for the German Exemption Certificate within [***] of the Effective Date and provide reasonable evidence of such filing to Moderna. Moderna authorizes CytomX to share this Agreement with the applicable German Tax authorities and CytomX tax counsel for the sole purpose of applying for the German Exemption Certificate, notwithstanding anything to the contrary in Article 12 (Confidentiality). In the event it is determined that CytomX is not eligible for the German Exemption Certificate and is definitively denied by the German Tax Authorities or CytomX fails to apply for the German Exemption Certificate within [***] of the Effective Date, CytomX shall work in good faith to compensate Moderna for the applicable withholding related to the payment in Section 7.1 (Upfront Payment) and taxes in this Section 7.11.3 (German Exemption Certificate).

Section 7.12
No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.
Section 7.13
No Limitation. Nothing contained in this Article 7 (Fees, Royalties and Payments) shall in any way limit either Party’s right to indemnification under this Agreement or to otherwise recover damages for breach of this Agreement.

Article 8.
Intellectual property
Section 8.1
Intellectual Property (“IP”) Ownership.

8.1.1 Background IP. Each Party will own all right, title and interest in its Background IP.

8.1.2 Collaboration IP. [***].

8.1.3 CytomX Platform Improvements IP. [***].

8.1.4 Moderna Platform Improvements IP. [***].

8.1.5 Product-Specific Collaboration IP. [***].

8.1.6 Jointly Owned Collaboration IP. [***].

8.1.7 Data Ownership. [***].

8.1.8 Disclosure; Further Assurances. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, and Sublicensees to so disclose, the conception of any Collaboration IP, and, in the case of Moderna or its Affiliates, licensees and Sublicensees, CytomX Platform Improvements IP, and, in the case of CytomX or its Affiliates, licensees and Sublicensees, Moderna Platform Improvements IP. Each Party shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to so assign to such Party, such person’s or entity’s right, title and interest in and to the foregoing, and all intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of the foregoing, and intellectual property rights therein, as provided in this Agreement. Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, that effect the intent of this Article 8 (Intellectual Property). Each Party hereby appoints the other Party as attorney-in-fact of such Party to execute and deliver all documents reasonably required to evidence or record any assignment pursuant to this Agreement if such Party is unable, after making reasonable inquiry, to obtain assistance of such other Party with respect to any such document. Each Party shall, and shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Section 8.1 (Intellectual Property (“IP”) Ownership).

Section 8.2
Patent Prosecution and Maintenance.

8.2.1 CytomX Patents. CytomX shall be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all CytomX Patents, and conducting any interferences and oppositions or similar proceedings relating to any CytomX Patents. CytomX will [***].

8.2.2 Moderna Patents. Moderna shall be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Moderna Patents, and conducting any interferences and oppositions or similar proceedings relating thereto. CytomX acknowledges and agrees that [***].

8.2.3 Collaboration Patents.

(a)
[***] shall [***] to prepare, file and prosecute specific patent applications for Collaboration Patents. [***]; provided that each Party [***]. The Parties shall [***]. Each Party will [***] at least [***] before filing. [***]. In the event of disagreement between the Parties, [***].
(b)
Notwithstanding the foregoing, [***] shall not take any action in connection with the conduct of its activities under this Section 8.2.3 (Collaboration Patents) over the objection of [***] that such action would be materially prejudicial to any element, including the validity, patentability, scope, priority, construction, inventorship, enforceability, or [***] ownership, of any [***] in any forum.

8.2.4 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due to such Party’s inventors under any applicable inventor remuneration Laws.

Section 8.3
Patent Term Extensions; Patent Listings.

8.3.1 The Parties will cooperate with each other in gaining Patent Right term extension (including supplementary protection certificates for Collaboration Patents to the extent applicable to Licensed Products); provided that, in the case of any disagreement, [***].

8.3.2 Moderna shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Moderna Patents [***] as required or allowed (a) in the United States, and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. [***].

8.3.3 [***] will [***] regarding filings with Regulatory Authorities in the Territory with respect to CytomX Patents as required or allowed (a) in the United States, and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents, but in all cases, CytomX shall retain full discretion with respect thereto.

Section 8.4
Defense and Settlement of Third Party Claims. If any Licensed Product Exploited by or under authority of either Party, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Moderna shall have the sole right to control the defense of such claim, at its sole cost and expense. Moderna shall not enter into any settlement of any claim described in this Section 8.4 (Defense and Settlement of Third Party Claims) that admits to [***]. In any event, CytomX shall reasonably assist Moderna and cooperate in any such litigation at Moderna’s request and expense.

Section 8.5
Third Party Defense or Counterclaim.

8.5.1 If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 8.7 (Enforcement) that any CytomX Patent, Collaboration Patent or Moderna Patent is invalid or unenforceable, then the Party defending such infringement action shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

8.5.2 With respect to the [***], [***] shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7 (Enforcement), [***] shall allow [***] to control such response or defense (as applicable). [***] with respect to such response or defense against such counterclaim [***].

8.5.3 With respect to the [***], [***] shall have the [***] right, but not the obligation, to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7 (Enforcement), [***] shall allow [***] to control such response or defense (as applicable). [***] with respect to such response or defense against such counterclaim [***]. Notwithstanding the foregoing, if [***] fails to assume such defense in respect to any [***], [***] shall have the right to defend against such action or claim, unless [***].

Section 8.6
Third Party Declaratory Judgment or Similar Action.

8.6.1 If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Moderna Patent, Collaboration Patent or CytomX Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

8.6.2 [***] shall have the [***] right, but not the obligation, to defend against such action or claim against an [***]. [***] shall use Commercially Reasonable Efforts to defend against such action or claim against a [***]. Any costs and expenses with respect to such defense with respect to such Patent Rights shall be borne by the Party defending such action. Notwithstanding the foregoing, if [***] fails to assume such defense with respect to any [***], [***] shall have the right to defend against such action or claim, unless [***]. For clarity, [***] shall not have any such right to defend under this Section 8.6.2 (Third Party Declaratory Judgment or Similar Action) with respect to any [***].

Section 8.7
Enforcement.

8.7.1 Notice of Infringement. The Parties shall inform each other promptly of any infringement or colorable cause of action for infringement of any Patent Right within the Collaboration Patents, CytomX Patents or Moderna Patents that claim the composition of matter of, methods of making, or methods of using any Licensed Product (“Competitive Infringement”) and shall provide such other Party with available evidence of such Competitive Infringement.

8.7.2 CytomX Enforcement. CytomX shall have the sole right to enforce the CytomX Patents. CytomX shall at all times keep Moderna informed as to the status of such enforcement pursuant to this Section 8.7.2 (CytomX Enforcement). CytomX may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section

8.7.5 (Allocation of Recoveries). Moderna shall reasonably cooperate in any such litigation at CytomX’s expense. CytomX shall not enter into any settlement of any claim described in this Section 8.7.2 (CytomX Enforcement) that admits to [***].

8.7.3 Moderna Enforcement. Moderna shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement of any Patent Right within the [***] by counsel of its own choice, in Moderna’s own name and under Moderna’s direction and control. The foregoing right of Moderna shall include the right [***]. Moderna shall at all times keep CytomX informed as to the status of any enforcement pursuant to this Section 8.7.3 (Moderna Enforcement). Moderna may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5 (Allocation of Recoveries). CytomX shall reasonably cooperate in any such litigation at Moderna’s expense. Moderna shall not enter into any settlement of any claim described in this Section 8.7.3 (Moderna Enforcement) that admits to [***]. CytomX shall not enter into any settlement of any claim described in this Section 8.7.3 (Moderna Enforcement) that admits to [***].

8.7.4 Progress Reporting. The Party initiating or defending any enforcement action under this Section 8.7 (Enforcement) (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to participate with counsel of its own choice [***].

8.7.5 Allocation of Recoveries. Except as otherwise expressly provided herein, the costs and expenses of the Party bringing suit under this Section 8.7 (Enforcement) [***], and any damages, settlements or other monetary awards recovered shall be shared as follows: [***].

Section 8.8
Biosimilars. Notwithstanding the provisions of Section 8.6 (Third Party Declaratory Judgment or Similar Action) or Section 8.7 (Enforcement), if either Party receives notice of any Biosimilar Application or a copy of a Biosimilar Application referencing a Biosimilar Product or a Licensed Product, whether or not such notice or copy is provided under any applicable Laws (including under the BPCIA, the United States Patient Protection and Affordable Care Act, or its successor provisions), or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for Marketing Approval (such as in an instance described in 42 U.S.C. §262(l)(2)), the remainder of this Section 8.8 (Biosimilars) will apply. Such Party will promptly, but in any event within [***], notify the other Party. [***] then will seek permission to view the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and related confidential information from the filer of the Biosimilar Application if necessary under 42 U.S.C. §262(l)(1)(B)(iii). If either Party receives any equivalent or similar communication or notice in the United States or any other jurisdiction, the Party receiving such communication or notice will within [***] notify the other Party of such communication or notice to the extent permitted by applicable Laws. Regardless of the Party that is the “reference product sponsor,” as defined in 42 U.S.C. §262(l)(1)(A), for purposes of such Biosimilar Application:

8.8.1 [***] will designate, to the extent permitted by applicable Law, or otherwise [***] will designate in accordance with [***] instructions, the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. §262(l)(1)(B)(ii).

8.8.2 In each case, after consulting with [***] and considering [***] comments in good faith, [***] will have the right to (a) list any [***] as required pursuant to 42 U.S.C. §262(l)(3)(A) or 42 U.S.C. §262(l)(7), (b) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (c) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. §262(l)(1), and (d) as to the [***] that will be subject to the litigation procedure as described in 42 U.S.C. §262(l)(4), decide which [***] will be selected for litigation under 42 U.S.C. §262(l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. §262(l)(6). If [***] is required pursuant to applicable Law to execute any of these tasks it will do so in accordance with [***] instructions.

8.8.3 [***] will cooperate with [***] reasonable requests in connection with the foregoing activities to the extent required or permitted by applicable Laws. [***] will consult with [***] prior to [***] as contemplated by this Section 8.8 (Biosimilars). [***] will consider in good faith advice and suggestions with respect thereto received from [***], and notify [***] of any such lists or communications promptly after they are made.

8.8.4 Each Party will within [***] after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application to [***] pursuant to 42 U.S.C. §262(l)(8)(A), notify the other Party. To the extent permitted by applicable Law, [***] will have the first right, but not the obligation, to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. §262(l)(8)(B) and to file an action for infringement. If required pursuant to applicable Law, upon [***] request, [***] will assist in seeking such injunction or filing such infringement action after consulting with [***]. Except as otherwise provided in this Section 8.8 (Biosimilars), any such action will be subject to the other terms and conditions of Section 8.6 (Third Party Declaratory Judgment or Similar Action) or Section 8.7 (Enforcement) as applicable.

Section 8.9
Product Trademarks.

8.9.1 Ownership and Prosecution of Product Trademarks. Moderna shall own all right, title, and interest to trademarks, branding and logos associated specifically with each Licensed Product (collectively, “Product Trademarks”) in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. Moderna also shall have the sole right, but not the obligation, to conduct the selection, registration, prosecution, and maintenance of any international nonproprietary name (“INN”) or other name, identifier or regulatory nomenclature for each Licensed Product. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Moderna. CytomX shall provide, at Moderna’s sole cost and expense, assistance and documents reasonably requested by Moderna in support of its prosecution, registration, and maintenance of the Product Trademarks.

8.9.2 Enforcement of Product Trademarks. Moderna shall have the sole right and responsibility for taking such action as Moderna deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. Moderna shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.9.2 (Enforcement of Product Trademarks) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.9.3 Third Party Claims. Moderna shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. Moderna shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.9.3 (Third Party Claims) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

Section 8.10
Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, promptly after becoming aware of the foregoing. CytomX agrees to cooperate fully with Moderna [***]with respect to any enforcement action or defense commenced pursuant to this Section 8.10 (Notice and Cooperation). Moderna shall consult with CytomX and consider any input from CytomX in good faith with respect to the registration, prosecution, maintenance, enforcement or defense of any Product Trademarks.
Article 9.
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 9.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, that:
(a)
it is duly incorporated and validly existing and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)
it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;
(c)
this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (x) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any material applicable Law or (y) require any consent or approval of its stockholders or similar action; and
(d)
it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement.
Section 9.2
Additional CytomX Representations and Warranties. CytomX represents and warrants to Moderna that, as of the Effective Date:
(a)
(i) CytomX has full legal or beneficial title and ownership of, or an exclusive license to, the CytomX Patents listed on Schedule 1.47 as of the Effective Date (the “Existing Patents”) as is necessary to grant the licenses (or sublicenses) to Moderna to such CytomX Patents that CytomX purports to grant pursuant to this Agreement;

(b)
CytomX has the rights necessary to grant the licenses to Moderna under CytomX Know-How that CytomX purports to grant pursuant to this Agreement and, as of the Effective Date, CytomX has the right to (i) use all CytomX Know-How in the conduct of the Work Plans and (ii) permit Moderna to use the CytomX Know-How in the conduct of its Exploitation activities under this Agreement;
(c)
[***], no claim or action has been brought or threatened by any Third Party alleging that (i) the Existing Patents are invalid or unenforceable, (ii) use of the CytomX IP as contemplated herein infringes or misappropriates or would infringe or misappropriate any right of any Third Party or (iii) the Development, Manufacturing or Commercialization of the Licensed Products as contemplated herein does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent Right or other intellectual property or proprietary right of any Person, and no Existing Patent is the subject of any interference, opposition, cancellation or other protest proceeding. [***], CytomX has not received any written notice from any Third Party asserting or alleging that the Exploitation, development, manufacture, use or sale of any Licensed Product infringes the rights of such Third Party in the Territory;
(d)
(i) the Existing Patents and any pending applications included in the CytomX Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable Law, including any disclosure requirements in connection therewith, and (ii) [***], the Existing Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payments;
(e)
each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which each such Existing Patent is issued or such application is pending;
(f)
(i) [***], the conception, development and reduction to practice of the Existing Patents and CytomX Know-How existing as of the Effective Date and licensed to Moderna pursuant to this Agreement have not constituted or involved the misappropriation of any trade secret of any Third Party and (ii) completion by CytomX of any Preclinical Research within the scope of activities set forth in the initial Work Plan(s) as of the Effective Date does not require any materials, technology or intellectual property that would require any royalty obligation to a Third Party;
(g)
(i) neither CytomX nor any of its’ Affiliates has received any notice of any claim that any Patent Right, Know-How or other intellectual property owned or controlled by a Third Party would be infringed or misappropriated by the Development or Commercialization of any Collaboration Product or, as applicable, Licensed Product, in each case incorporating or based on any Existing Patents and/or CytomX Know-How existing as of the Effective Date, and (ii) [***], there are no Patent Rights owned by a Third Party and not included in the CytomX IP that Cover the CytomX Know-How existing as of the Effective Date as the Existing Patents and/or CytomX Know-How existing as of the Effective Date are used and practiced by CytomX and its Affiliates as of the Effective Date;
(h)
each Person who has or has had any rights in or to any Existing Patents or any CytomX Know-How, has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Patents and CytomX Know-How to CytomX. [***], no current officer, employee, agent or consultant of CytomX or any of its Affiliates is in violation of any term or any assignment or other agreement regarding the protection of Patent Rights or proprietary information of

CytomX or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with CytomX;
(i)
the CytomX Know-How that constitutes a material trade secret of CytomX has been the subject of reasonable steps by CytomX to maintain its confidentiality. [***], no material breach of a confidentiality obligation to CytomX with respect to any material CytomX Know-How that constitutes a trade secret of CytomX has been committed by any Third Party;
(j)
Schedule 9.2(j) sets forth a complete and accurate list of all agreements relating to the licensing, sublicensing or other granting of rights with respect to the CytomX IP (“CytomX Agreements”), and CytomX has provided complete and accurate copies of all such agreements to Moderna. Except under the CytomX Agreements, there are no amounts that will be required to be paid to a Third Party (other than for ordinary course service agreements), as a result of the Exploitation of Licensed Products in accordance with this Agreement that arise out of any agreement to which CytomX or any of its Affiliates is a party, and no such agreement will result in any Third Party obtaining any interest in, or any right to assert any claim in or with respect to, any rights granted to Moderna under this Agreement. CytomX and its Affiliates are not in material breach of any CytomX Agreement pursuant to which CytomX and/or its Affiliates receive a license or sublicense to any CytomX IP;
(k)
the inventions claimed or covered by the Existing Patents (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f) and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act;
(l)
[***], there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending or, [***], threatened against CytomX which would (i) be reasonably expected to affect or restrict the ability of CytomX to consummate the transactions under this Agreement and to perform its obligations under this Agreement, and (ii) affect in any manner the CytomX IP, or CytomX’s Control thereof; and
(m)
[***].
Section 9.3
Covenants.
(a)
Employees, Consultants and Contractors. Each Party represents, warrants and covenants that it has obtained or will obtain written agreements from each of its employees, consultants, contractors, agents and Sublicensees who perform research or development activities pursuant to this Agreement or otherwise participate in the Exploitation of Licensed Products pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.
(b)
Debarment. Each Party represents, warrants and covenants to the other Party that it is not debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings under the U.S. Food, Drug and Cosmetic Act or comparable Laws in any country or jurisdiction other than the U.S. and, to its knowledge, does not, and will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or Sublicensees, the services of any person who is debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings in connection with activities relating to any Licensed Product. In the event that either Party becomes aware of the debarment, exclusion or disqualification or threatened debarment, exclusion or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.
(c)
Compliance. Each Party shall comply with applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement. Neither Party (nor any of their Affiliates) shall be required under this Agreement to take any action or to omit to take any action otherwise required to be taken or omitted by it under this Agreement if the taking or omitting of such action, as the case may be, could in its reasonable opinion violate any settlement, consent order, corporate integrity agreement, or judgment to which it may be subject from time to time during the Term. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that such Party reasonably believes is not in compliance with applicable Law.
(i)
Each Party agrees, on behalf of itself and its officers, directors, employees, Affiliates and agents, that, in connection with the matters that are the subject of this Agreement, and the performance of its obligations hereunder: (A) it will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable Law relating to or concerning public or commercial bribery or corruption (collectively, “Anti-Bribery and Anti-Corruption Laws”) and its applicable anti-corruption policies (“Anti-Corruption Policies”), and will not take any action that will cause the other Party or its Affiliates to be in violation of any such laws or policies; (B) it will not, directly or indirectly, pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give or authorize the giving of anything of value to any Public Official or Entity for the purpose of influencing the acts of such Public Official or Entity to induce them to use their influence with any Governmental Authority, or obtaining or retaining business or any improper advantage in connection with this Agreement, or that would otherwise violate any Anti-Bribery and Anti-Corruption Laws or Anti-Corruption Policies; and (C) it will not directly or indirectly solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Bribery and Anti-Corruption Laws or the Anti-Corruption Policies.
(ii)
Each Party, on behalf of itself and its officers, directors, employees, Affiliates, agents and representatives, represents and warrants to the other Party that, in connection with the matters that are the subject of this Agreement, and the performance by each Party of its obligations hereunder: (A) to its knowledge, as of the Effective Date, it and its Affiliates have not committed any Material Anti-Bribery and Anti-Corruption Law violation; and (B) to its knowledge, none of its contracts, licenses or other assets that are the subject of this Agreement were procured in violation of the Anti-Bribery and Anti-Corruption Laws.
(iii)
Each Party will keep and maintain accurate books, accounts, invoices and reasonably detailed records in connection with the performance of its obligations under, and payments made in connection with, this Agreement, including all records required to establish compliance with the provisions of this Section 9.3(c) (Compliance), until the later of (A) [***] after the end of the period to which such books and records pertain or (B) the expiration of the applicable statute of limitations (or any extension thereof).

(iv)
If a Party becomes aware that any of its officers, directors or employees becomes during the Term a Public Official or Entity in a position to take or influence official action for or against a Party in connection with the performance of its obligations under this Agreement, that Party will promptly notify the other Party. A Party shall notify the other Party upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Bribery and Anti-Corruption Law violation or upon receipt of information from any of its representatives that any of them is the target of a formal investigation by a Governmental Authority for a Material Anti-Bribery and Anti-Corruption Law violation in connection, in either case in connection with this Agreement.
(v)
If either Party requests that any other Party complete a compliance certification certifying compliance with this Section 9.3(c) (Compliance), which [***] thereafter, such other Party shall promptly complete and deliver such compliance certification truthfully and accurately. If either Party requests, in connection with a corporate integrity agreement or similar arrangement with a Governmental Authority, that any other Party complete a compliance certification certifying adherence to and compliance with such other Party’s code of conduct and compliance program with respect to such other Party’s activities under this Agreement, [***], such other Party shall cooperate with the first Party to promptly complete and deliver such compliance certification truthfully and accurately, and should there be reasonable additional requests of such other Party as a result of a corporate integrity agreement or similar arrangement with a Governmental Authority of the requesting Party, such other Party shall comply with such requests.
(vi)
In the event that a Party has a good faith reason to believe that the other Party may be in breach or violation of any representation, warranty or undertaking in this Section 9.3(c) (Compliance), such Party shall have the right to conduct an examination and audit of relevant books and records of the other Party and, during the pendency of such examination, to suspend any obligations on the part of such Party to the other Party, other than the obligation to pay any payments payable to the other Party pursuant to this Agreement. In the event that a Party becomes aware, whether or not through audit, that the other Party is in breach of or in violation of any representation, warranty or undertaking in this Section 9.3(c) (Compliance), then that Party shall have the right to take such steps as are reasonably necessary in order to avoid a violation or continuing violation of the Anti-Bribery and Anti-Corruption Laws, including by requesting such additional representations, warranties, undertakings and other provisions including a further audit as it believes in good faith are reasonably necessary.
(d)
No Grant of Conflicting Rights. Neither Party nor any of its respective Affiliates will, during the Term, enter into any agreements or grant any right, title or interest to any Person that is inconsistent with the rights and licenses granted to the other Party hereunder, and each Party will maintain and keep in full force and effect all agreements necessary to perform its obligations, and grant the rights granted to the other Party, hereunder.
(e)
[***].
Section 9.4
Additional CytomX Covenants.
(a)
Encumbrances. CytomX will not and will cause its Affiliates not to, without the prior written consent of Moderna, encumber or diminish the rights granted to Moderna hereunder or any portion of the CytomX IP with liens, charges or encumbrances that would adversely affect Moderna’ ability to Exploit the Licensed Products in any material respect, including by amending or modifying any agreement between CytomX or any of its Affiliates and a Third Party under which Moderna is granted or requires a sublicense or other rights in order to perform under this Agreement or Exploit any Licensed Product without limitation (subject only to the provisions of this Agreement).
(b)
Breach. Except to the extent of any breach or failure to perform as would not have an adverse effect on Moderna or its rights hereunder in any material respect, CytomX will not, and will cause its Affiliates and its and their respective contractors and agents not to, breach or fail to perform under any agreement under which Moderna is granted a sublicense or other rights in order to perform under this Agreement or Exploit any Licensed Product without limitation or any other agreement relating to the licensing, sublicensing or other granting of rights with respect to the CytomX IP to the extent such breach would have a material adverse effect on Moderna (a “CytomX Agreement”). CytomX shall promptly notify Moderna if it receives any notice from any Third Party that is a party to a CytomX Agreement stating that such Third Party intends to terminate or is terminating or intends to materially amend or modify any of the CytomX Agreements.
Section 9.5
Obtainment of Rights. Each Party has or will obtain from each of its Affiliates, Sublicensees, subcontractors, employees and agents, and from the employees and agents of its Affiliates, Sublicensees, subcontractors and agents, who are performing tests or studies, or are otherwise participating in the Exploitation of the Licensed Products or who otherwise have access to any of the other Party’s information or other Confidential Information of the other Party, and shall obtain from such Person during the Term, the licenses and other rights necessary for such Party to grant to the other Party the rights and licenses provided herein and for the other Party to perform its obligations hereunder, without payments beyond those required by Article 7 (Fees, Royalties, & Payments).
Section 9.6
Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 9 (REPRESENTATIONS, WARRANTIES AND COVENANTS), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS.
Article 10.
INDEMNIFICATION
Section 10.1
Indemnity.

10.1.1 By CytomX. CytomX agrees to defend Moderna, its Affiliates, and each of their respective directors, officers, employees and agents (the “Moderna Indemnified Parties”), at CytomX’s cost and expense, and will indemnify and hold Moderna and the other Moderna Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable legal fees and expenses) (collectively, “Losses”) in connection with any claims, actions, demands, suits or proceedings [***]; except, in each case, to the extent such Losses result from clause (a), (b) or (c) of Section 10.1.2 (Indemnity—By Moderna).

10.1.2 By Moderna. Moderna agrees to defend CytomX, its Affiliates and their respective directors, officers, employees and agents (the “CytomX Indemnified Parties”), at Moderna’s cost and expense, and will indemnify and hold CytomX and the other CytomX Indemnified Parties harmless from and against any Losses in connection with any Third Party Claims to the extent arising out of or resulting from [***]; except, in each case, to the extent such Losses result from clause (a), (b) or (c) of Section 10.1.1 (Indemnity—By CytomX).

Section 10.2
Procedure.

10.2.1 Notice. The indemnified Party (“Indemnitee”) will promptly notify the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Claim; provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby. Such notice must contain a description of the claim and the nature and amount of any Losses (to the extent that the nature and the amount of such Losses is known at such time). The Indemnitee shall furnish promptly to the Indemnitor copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.2.2 Control of Defense. The Indemnitee hereby grants the Indemnitor the right to assert sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Claim and its settlement; provided, however, that the Indemnitor shall not settle any such Third Party Claim without the prior written consent of the Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee), would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any intellectual property or proprietary right of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable. The assertion of the defense of a Third Party Claim by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify the Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against the Indemnitee’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnitor may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnitor, which shall be reasonably acceptable to the Indemnitee. In the event the Indemnitor assumes the defense of a Third Party Claim, except as provided in this Section 10.2.2 (Control of Defense), the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the Indemnitor. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless the Indemnitee from and against the Third Party Claim, the Indemnitee shall reimburse the Indemnitor for any Losses incurred by the Indemnitor in defense of the Third Party Claim. The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification. Notwithstanding the foregoing, the Indemnitee will have the right to employ separate counsel at the Indemnitor’s expense and to control its own defense of the applicable Third Party Claim if: (a) the employment thereof, and the assumption by the Indemnitor of such expense, has been specifically authorized by the Indemnitor in writing, (b) the Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 10.2.2 (Control of Defense) (in which case, the Indemnitee shall control the defense), (c) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor, or (d) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; provided that in no event will the Indemnitor be required to pay fees and expenses under this sentence for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. In such event, the Indemnitee shall not settle or compromise such Third Party claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnitor shall not be liable for any settlement, compromise or other voluntary disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnitor.

10.2.3 Cooperation. Regardless of whether the Indemnitor chooses to defend or prosecute any Third Party Claim, Indemnitee shall, and shall cause each other indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnitor to, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnitor shall reimburse the Indemnitee for all of its reasonable out-of-pocket expenses in connection therewith as set forth in Section 10.2.4 (Expenses).

10.2.4 Expenses. The reasonable and verifiable costs and expenses, including costs, expenses, fees and disbursements of counsel, incurred by the Indemnitee pursuant to Section 10.2.3 (Cooperation) shall be reimbursed on a monthly basis in arrears by the Indemnitor, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitor is ultimately held not to be obligated to indemnify the Indemnitee.

Article 11.
limitations of liability
Section 11.1
LIMITATION OF DAMAGES. EXCEPT [***]. THE LIMITATIONS SET FORTH IN THIS SECTION 11.1 (LIMITATION OF DAMAGES) SHALL NOT APPLY WITH RESPECT TO ANY BREACH OF [***]. NOTHING IN THIS SECTION 11.1 WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER ARTICLE 10 WITH RESPECT TO ANY DAMAGES PAID OR REQUIRED TO BE PAID TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.
Section 11.2
Insurance. Each of the Parties will, at their own respective expense, procure and maintain during the Term, insurance policies consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope. The respective insurance policies may include deductibles consistent with the Parties’ size and risk profile. Such insurance will not create a limit to either Party’s liability hereunder.
Article 12.
CONFIDENTIALITY
Section 12.1
Confidential Information.

12.1.1 Confidential Information. Each Party (the “Receiving Party”) may receive during the course and conduct of activities under this Agreement, certain proprietary or confidential information of the other Party (the “Disclosing Party”) as furnished to the Receiving Party by or on behalf of the Disclosing Party. The term “Confidential Information” means all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Affiliates or Third Parties. Notwithstanding anything to the contrary in the foregoing, (a) any information that includes [***] shall be Confidential Information of [***], and [***] shall be deemed the Disclosing Party thereof for purposes of this Article 12 (Confidentiality), (b) any information that includes [***] shall be Confidential Information of [***], and [***] shall be deemed the Disclosing Party thereof for purposes of this Article 12 (Confidentiality), (c) [***] shall be deemed to be the Confidential Information of [***], and [***] shall be deemed to be the Disclosing Party and the Receiving Party with respect thereto for purposes of this Article 12 (Confidentiality), and (d) any information generated by a Party in the performance of any Preclinical Research, Development, or Commercialization activities pursuant to this Agreement that solely relates to a Collaboration Product or a Licensed Product that is the subject of such activities (excluding, for clarity, any information that includes CytomX Platform Technology or CytomX Platform Improvements IP) shall be deemed to be Confidential Information of [***], and [***] shall be deemed the Disclosing Party thereof for purposes of this Article 12 (Confidentiality).

12.1.2 Restrictions. During the Term and for [***] thereafter (or, for any trade secret, for so long as the Disclosing Party maintains such trade secret as a trade secret), Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are bound by restrictions on use and disclosure consistent with this Section 12.1.2 (Confidentiality—Restrictions). Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 12.1.2 (Confidentiality—Restrictions). Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

12.1.3 Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure without any obligation of confidentiality with respect to such information (provided that subsection (a) shall not apply to Moderna’s obligation of nondisclosure and the limitations upon the right to use any information that includes CytomX Platform Technology that is first disclosed by Moderna to CytomX); (b) is or becomes public knowledge through no wrongful act, fault or omission of Receiving Party or any of its Affiliates; (c) is subsequently obtained by Receiving Party or any of its Affiliates from a Third Party not known by the Receiving Party after due inquiry to be under an obligation of confidentiality; (d) has been independently discovered or developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party.

12.1.4 Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)
in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an INN or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b)
in connection with prosecuting and defending litigation, Marketing Approvals and other Regulatory Filings and communications, and filing, prosecuting and enforcing Patent Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and
(c)
in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Sublicensees), advisors, or independent contractors; and, to the extent necessary in connection with their evaluation of potential or actual investment, financing, acquisition or other transaction, investment bankers, legal or other advisors, investors, lenders, financial partners and their attorneys and agents, acquirers or permitted assignees who have a need to know and are under written confidentiality and non-use agreements at least as restrictive as hereunder, but may be of shorter duration (except for trade secrets which shall be maintained as confidential as long as they are trade secrets) to the extent such shorter duration is reasonable and customary in the case of investment bankers, legal or other advisors, investors, lenders, or financial partners and their attorneys and agents;

provided, however, that (1) with respect to Sections 12.1.4(a) or 12.1.4(b) (Permitted Disclosures), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed and, in the event that no protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of this Agreement, the Receiving Party shall furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed; and (2) with respect to Section 12.1.4(c) (Permitted Disclosures), (A) each of those named people and entities are bound by restrictions on use and disclosure consistent with Section 12.1.2 (Restrictions) (other than advisors, investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality) and (B) all information not relevant to the potential acquirer or investor, including all Work Plans and the financial terms, shall not be disclosed to any such potential acquirer or investor if it has a competing product to any Licensed Product.

12.1.5 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 12.1.5 (Use of Name) shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the Disclosing Party’s counsel, is required by applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an INN or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation; provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

Section 12.2
Terms of this Agreement; Public Announcements.

12.2.1 The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by this Agreement. Except as required by Law or as permitted under Section 12.1.4 (Permitted Disclosures), each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, a joint press release substantially in the form attached hereto as Schedule 12.2 shall be issued by the Parties on or as promptly as practicable after the Effective Date. Without limiting Section 12.1.4 (Permitted Disclosures), the Parties agrees to seek reasonable and customary redactions in any filing of this Agreement with the SEC.

12.2.2 The Parties agree that each Party may issue future announcements concerning the advancement of a Licensed Product; provided that, except as permitted under Section 12.1.4 (Permitted Disclosures), any such announcement by CytomX has been mutually agreed upon by the Parties (such agreement not to be unreasonably withheld, conditioned, or delayed) or contains only information that has been previously publicly announced. [***].

Section 12.3
Publication.

12.3.1 Subject to the requirements of this Article 12 (Confidentiality), Moderna will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2 (Terms of this Agreement; Public Announcements)) or make other public disclosures with respect to [***] consistent with Moderna’s publication policy. CytomX will not issue any such publications without Moderna’s prior written consent, except as required by applicable Law or as otherwise permitted under this Agreement. Notwithstanding the foregoing, any such publication or presentation to be made by Moderna that names CytomX will require the prior written consent of CytomX.

12.3.2 Subject to the requirements of this Article 12 (Confidentiality), CytomX will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2 (Terms of this Agreement; Public Announcements)) or make other public disclosures with respect to [***] consistent with CytomX’s publication practices. Moderna will not issue any such publications without CytomX’s prior written consent, except as required by applicable Law. Notwithstanding the foregoing, any such publication or presentation to be made by CytomX that names Moderna will require the prior written consent of Moderna.

12.3.3 The Party that is entitled under this Section 12.3 (Publication) to make a publication or presentation (the “Publishing Party”) will deliver to the other Party (the “Non-Publishing Party”) a copy of the proposed written publication or outline of presentation to be made by the Publishing Party at least [***] in advance of submission (or, where a copy of such publication or presentation is not available at such time, a draft or outline of such publication or a description of such presentation), and the Non-Publishing Party will have the right to: (a) require a delay of submission of not more than [***] to enable the filing of patent applications and information from such proposed publication or presentation in accordance with this Agreement; and (b) prohibit disclosure of any of the Non-Publishing Party’s Confidential Information in any such proposed publication or presentation. If the Non-Publishing Party has not provided any comments or otherwise exercised its rights as described in this Section 12.3.3 (Publication) within [***] of receiving a copy of such proposed written publication or outline of presentation, the Publishing Party shall be free to submit such publication or to orally disclose or publish the disclosed information in a manner consistent with this Article 12 (Confidentiality).

Section 12.4
Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidential Disclosure Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.
Section 12.5
Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.
Section 12.6
Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 12.1.2 (Restrictions).
Article 13.
TERM & TERMINATION
Section 13.1
Term. The term of this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13 (Term and Termination), shall continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until expiration of the obligation to make payments under this Agreement with respect to each Licensed Product in each country (the “Term”).
Section 13.2
Termination by CytomX.

13.2.1 Moderna Breach. CytomX will have the right to terminate this Agreement in the event of any material breach by Moderna of any terms and conditions of this Agreement; provided, however, that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by CytomX to Moderna specifying the nature of the alleged breach; provided further, however, if such breach (except for payment breaches) is not reasonably subject to cure within [***] after receipt of written notice thereof, then Moderna shall continue to use good faith efforts to cure such breach and shall have provided to CytomX a written plan intended to cure (and that Moderna reasonably believes will cure) such breach as soon as reasonably practicable thereafter. Notwithstanding the foregoing in this Section 13.2.1 (Moderna Breach), in the event of a good faith dispute as to whether a material breach by Moderna allowing for termination hereunder has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.2.2 Moderna Bankruptcy or Insolvency. CytomX will have the right to terminate this Agreement if, at any time, Moderna: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Moderna or of its assets, in each case that is not dismissed within [***] after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.2.3 CytomX Patent Challenge. CytomX will have the right to terminate this Agreement on a Licensed Product-by-Licensed Product or Collaboration Program-by-Collaboration Program basis effective immediately upon written notice to Moderna if Moderna or any of its Sublicensees or Affiliates initiates or asserts any CytomX Patent Challenge and fails to initiate rescission of such CytomX Patent Challenge within [***] after such written notice and thereafter fails to rescind such CytomX Patent Challenge within [***] after such written notice. In the event any Sublicensee (or any Person acting on its behalf) of Moderna initiates or asserts any CytomX Patent Challenge in any forum, Moderna shall, upon written request by CytomX, immediately terminate the applicable sublicense agreement with such Sublicensee.

Section 13.3
Termination by Moderna.

13.3.1 CytomX Breach. Moderna will have the right to terminate this Agreement in the event of any material breach by CytomX of any terms and conditions of this Agreement; provided, however, that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Moderna to CytomX specifying the nature of the alleged breach; provided further, however, if such breach is not reasonably subject to cure within [***] after receipt of written notice thereof, then CytomX shall continue to use good faith efforts to cure such breach and shall have provided to Moderna a written plan intended to cure (and that CytomX reasonably believes will cure) such breach as soon as reasonably practicable thereafter. Notwithstanding the foregoing in this Section 13.3.1 (CytomX Breach), in the event of a good faith dispute as to whether a material breach by CytomX allowing for termination hereunder has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount. [***].

13.3.2 CytomX Bankruptcy or Insolvency. Moderna will have the right to terminate this Agreement if, at any time, CytomX: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of CytomX or of its assets, in each case that is not dismissed within [***] after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.3.3 Other Termination for Cause. Moderna may terminate this Agreement on a Licensed Product-by-Licensed Product or Collaboration Program-by-Collaboration Program basis effective immediately upon written notice to CytomX in the event that (a) Moderna in good faith believes it is not advisable for Moderna to continue to Develop or Commercialize any Licensed Products as a result of a perceived serious safety issue regarding the use of any Licensed Product (as determined by Moderna’s senior executive or committee responsible for Licensed Product safety), provided that Moderna and CytomX shall first discuss such safety issue and attempt to resolve such safety issue in good faith prior to Moderna providing such notice of termination, or (b) CytomX or any of its Sublicensees or Affiliates

initiates or asserts any Moderna Patent Challenge and fails to initiate rescission of such Moderna Patent Challenge within [***] after such written notice and thereafter fails to rescind such Moderna Patent Challenge within [***] after such written notice. In the event any Sublicensee (or any Person acting on its behalf) of CytomX initiates or asserts any Moderna Patent Challenge in any forum, CytomX shall, upon written request by Moderna, immediately terminate the applicable sublicense agreement with such Sublicensee.

13.3.4 Discretionary Termination. Moderna, in its sole discretion, may terminate this Agreement in its entirety effective as of any time after [***] upon delivery of (a) at least [***] prior written notice to CytomX if [***], (b) at least [***] prior written notice to CytomX if [***], and (c) at least [***] prior written notice to CytomX if [***]. Moderna, in its sole discretion, may terminate this Agreement on a Licensed Product-by-Licensed Product or country-by-country basis at any time during the Term upon delivery of (i) at least [***] prior written notice to CytomX if [***], (ii) at least [***] prior written notice to CytomX if [***], and (iii) at least [***] prior written notice to CytomX if [***].

Section 13.4
Effects of Termination. Following the expiration of the Term or if this Agreement is terminated pursuant to Section 13.3.1 (CytomX Breach), Section 13.3.2 (CytomX Bankruptcy or Insolvency) or Section 13.3.3(b) (Other Termination for Cause) (or with respect to the terminated portion thereof in a partial termination pursuant to Section 13.3.3(b) (Other Termination for Cause)), the grants to Moderna in Section 4.1 (License Grants) shall (a) become exclusive, perpetual and irrevocable (and sublicenseable through multiple tiers), [***], (b) become royalty-free following expiration of the Term and (c) in the case of any such termination (but not expiration of the Term) of all Licensed Products (if this Agreement is terminated in its entirety) or the applicable Licensed Product (if this Agreement is partially terminated), [***]. Upon termination by a Party, as applicable, under Section 13.2 (Termination by CytomX), Section 13.3.3(a) (Other Termination for Cause) or Section 13.3.4 (Discretionary Termination) (or, to the extent this Agreement is terminated solely with respect to a particular Licensed Product or a particular Collaboration Program pursuant to Section 13.3.3(a) (Other Termination for Cause), then the remainder of this Section 13.4 (Effects of Termination) shall apply (and for clarity if this Agreement is terminated as to a Licensed Product or Collaboration Program, the following shall only apply to such Licensed Product or Collaboration Program):

13.4.1 Ongoing Clinical Studies. If Moderna is conducting (or having conducted on its behalf) any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced, Moderna shall either (a) continue to conduct such clinical studies, or (b) responsibly wind-down, in accordance with accepted biopharmaceutical industry norms and ethical practices, and in the case of (a) and (b) Moderna will be responsible for any costs associated therewith.

13.4.2 Termination of Licenses and Sublicense; Payments. Except as set forth herein, all relevant licenses and sublicenses granted under Article 4 (License Grant), as of the effective date of such termination, shall terminate automatically unless otherwise agreed by the Parties. All undisputed amounts due or payable to a Party hereunder that were accrued prior to the date of termination shall remain due and payable except as otherwise set forth in the last sentence of this Section 13.4.2 (Termination of Licenses and Sublicense; Payments). Upon the effective date of such termination Moderna will have no further diligence obligations under this Agreement.

13.4.3 Destruction of Confidential Information. Each Party shall destroy or cause to be destroyed (or, at the other Party’s written request, return or cause to be returned) all Confidential

Information of the other Party in the possession of such Party or its Affiliates or Sublicensees as of the effective date of expiration or termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non‑use and non‑disclosure provisions of this Agreement), and any Confidential Information of the other Party contained in its laboratory notebooks or databases; provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received Confidential Information under this Agreement. Moderna shall destroy or cause to be destroyed, or at CytomX’s option, return or cause to be returned to CytomX, all Materials of CytomX in the possession of Moderna or its Affiliates or Sublicensees as of the effective date of expiration or termination.

Section 13.5
Product-Specific Collaboration IP. After any termination of this Agreement, [***].
Section 13.6
Remedies. Except as otherwise expressly provided herein, any termination in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
Section 13.7
Survival. In addition to the expiration or termination consequences set forth in Section 13.4 (Effects of Termination), Section 13.5 (Remedies) and this Section 13.7 (Survival), the following provisions will survive termination or expiration of this Agreement: Article 1 (Definitions), Article 10 (Indemnification), Article 11 (Limitations of Liability) and Article 14 (Miscellaneous), Section 4.1 (License Grants) (with respect to the license grants to Moderna that expressly survive such termination or expiration in accordance with Section 13.4 (Effects of Termination)), Section 7.4 (Milestone Payments) (in the case of a termination pursuant to Section 13.2 (Termination by CytomX), with respect to a milestone reached prior to the date of the notice of termination by CytomX, and in the case of any other termination or expiration, with respect to a milestone reached prior to the effective date of such expiration or termination), Section 7.5 (Royalties) (with respect to sales made before the effective date of such expiration or termination), Section 7.6 (Invoicing) through Section 7.13 (No Limitation) inclusive (with respect to periods with sales of Licensed Products made before the effective date of such expiration or termination), Section 8.1 (Intellectual Property), Section 8.4 (Defense and Settlement of Third Party Claims) through Section 8.9 (Product Trademarks) (with respect to any action initiated prior to the effective date of such expiration), Section 9.6 (Disclaimer), Section 12.1 (Confidential Information), Section 12.2 (Terms of this Agreement; Public Announcements), Section 12.3 (Publication) (with respect to any paper or presentation proposed, or any paper or presentation including data or results of clinical studies conducted, prior to the effective date of such expiration or termination), Section 12.4 (Relationship to the Confidentiality Agreement), and Section 12.5 (Attorney-Client Privilege) (solely the first sentence). Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.

Article 14.
MISCELLANEOUS
Section 14.1
Entire Agreement; Amendment. This Agreement and all Exhibits attached hereto or thereto, constitute the entire agreement between the Parties as to the subject matter hereof (and all references to this Agreement shall be deemed to include the Exhibits hereto). All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreement, are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. Neither of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by Moderna and CytomX.
Section 14.2
Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. All rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.
Section 14.3
Independent Contractors. The relationship between Moderna and CytomX created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, including for all tax purposes. No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each such Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.
Section 14.4
Governing Law; Jurisdiction. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Patent Right, which issue shall be determined in accordance with the laws of the country in which such patent was issued. Except to the extent otherwise set forth in Section 14.5 (Dispute Resolution), each of the Parties hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts, (b) waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York located in the City of New York, and (c) waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.
Section 14.5
Dispute Resolution.

14.5.1 Disputes; Resolution by Executive Officers. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to decisions to be made by the Parties herein or to the Parties’ respective rights and/or obligations hereunder. It is the desire of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 14.5 (Dispute Resolution) if and when a dispute arises under this Agreement, subject to Section 2.2.5 (Decisions) and Section 14.5.3 (Injunctive Relief). Accordingly, any disputes, controversies or claims that may arise between the Parties out of or in relation to or in connection with this Agreement shall be promptly presented to the Alliance Managers for resolution. If the Alliance Managers are unable to resolve such dispute within [***] after a matter has been presented to them, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party within [***] after receipt by the other Party of such written notice. If any such matter, other than a matter within the final decision-making authority of Moderna, is not resolved within [***] following presentation to the Executive Officers, then either Party may invoke the provisions of Section 14.5.2 (Arbitration).

14.5.2 Arbitration. Any dispute that is not resolved pursuant to Section 14.5.1 (Disputes; Resolution by Executive Officers), shall be settled by binding arbitration to be conducted as set forth in this Section 14.5.2 (Arbitration).

(a)
Either Party, following the end of the [***] period referenced in Section 14.5.1 (Disputes; Resolution by Executive Officers), may refer such issue to arbitration by submitting a written notice of such request to the other Party. In any proceeding under this Section 14.5.2 (Arbitration), there shall be one (1) arbitrator chosen upon mutual agreement of the Parties. If the Parties do not agree upon a single arbitrator within [***] after delivery of such notice, each Party will nominate one arbitrator in accordance with the then current rules of the Judicial Arbitration and Mediation Services (“JAMS”). The two (2) arbitrators so nominated will nominate a third arbitrator to serve as the single arbitrator of the dispute, such nomination to be made within [***] after the selection of the second arbitrator. The arbitrator shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, shall have appropriate experience with respect to the matter(s) to be arbitrated, and shall have some experience in mediating or arbitrating issues relating to such agreements. In the case of any dispute involving Section 6.2 (Diligence), including an alleged failure to use Commercially Reasonable Efforts, the arbitrator shall in addition be an individual with experience and expertise in the worldwide development and commercialization of pharmaceuticals and the business, legal and scientific considerations related thereto. In the case of a dispute involving a scientific or accounting matter or determination, an expert having applicable expertise and experience will be selected by the Parties to assist the arbitrator in such scientific or accounting matter or determination (and the arbitrator will select such expert if the Parties cannot agree on such expert within [***] following the selection of the arbitrator). The governing law in Section 14.4 (Governing Law; Jurisdiction) shall govern such proceedings. No individual will be appointed to arbitrate a dispute pursuant to this Agreement unless he or she agrees in writing to be bound by the provisions of this Section 14.5.2 (Arbitration). The place of arbitration will be New York, New York, United States unless otherwise agreed to by the Parties, and the arbitration shall be conducted in English.
(b)
The arbitrator shall set a date for a hearing that shall be held no later than [***] following his or her appointment as the arbitrator. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Comprehensive Arbitration Rules of JAMS applicable at the time of the notice of arbitration pursuant to Section 14.5.2(a) (Arbitration), including the right of each Party to undertake document requests and up to [***] depositions.
(c)
The arbitrator shall use his or her best efforts to rule on each disputed issue within [***] after completion of the hearing described in Section 14.5.2(b) (Arbitration). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon the Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties as soon as is reasonably possible. Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or any similar damages. The arbitrator shall render a “reasoned decision” within the meaning of the Commercial Arbitration Rules, which shall include findings of fact and conclusions of law. Any arbitration award may be entered in and enforced by a court in accordance with Section 14.5.2(d) (Arbitration).
(d)
Any award to be paid by one Party to the other Party as determined by the arbitrator as set forth above under Section 14.5.2 (Arbitration) shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 14.5 (Dispute Resolution), and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages.
(e)
Each Party shall bear its own legal fees in connection with any arbitration procedure. The arbitrator may in his or her discretion assess the arbitrator’s cost, fees and expenses (and those of any expert hired by the arbitrator) against the Party losing the arbitration.

14.5.3 Injunctive Relief. Nothing in this Section 14.5 (Dispute Resolution) will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Each Party further acknowledges and agrees that the restrictions set forth in Section 2.5 (Exclusivity), Article 4 (License Grants), Article 8 (Intellectual Property) and Article 12 (Confidentiality) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. For the avoidance of doubt, nothing in this Section 14.5.3 (Injunctive Relief) shall otherwise limit either Party’s opportunity to cure a material breach as permitted in accordance with Article 13 (Term & Termination).

14.5.4 Confidentiality. The arbitration proceedings shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by applicable Law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and any award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable Law. Notwithstanding the foregoing, each Party shall have the right to disclose information regarding the arbitration proceedings to the same extent as it may disclose Confidential Information of the other Party under Article 12 (Confidentiality).

14.5.5 Survival. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

14.5.6 Patent and Trademark Disputes. Notwithstanding Section 14.5.2 (Arbitration), and without prejudice to CytomX’s rights pursuant to Section 13.2.3 (CytomX Patent Challenge) or Moderna’s rights pursuant to Section 13.3.3(b) (Other Termination for Cause), any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any patents Covering, or the scope, validity, enforceability or infringement of any trademark used in connection with, the manufacture, use, importation, offer for sale or sale of Licensed Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

Section 14.6
Notice. Any notice required or permitted to be given by this Agreement shall be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 14.6 (Notice), in each case, addressed as set forth below unless changed by notice so given:

If to CytomX:	CytomX Therapeutics, Inc.
151 Oyster Point Blvd., Suite 400
South San Francisco, CA 94080 USA
Attn: [***]

with copies (which shall not constitute notice) to:

CytomX Therapeutics, Inc.
151 Oyster Point Blvd., Suite 400
South San Francisco, CA 94080 USA
Attn: [***]

[***]
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025 USA

If to Moderna:	Moderna TX, Inc.
200 Technology Square
Cambridge, Massachusetts 02139
Attn: [***]
Email: [***]

with copies (which shall not constitute notice) to:

Moderna TX, Inc.
200 Technology Square
Cambridge, Massachusetts 02139
Attn: [***]
Email: [***]

[***]
Freshfields Bruckhaus Deringer US LLP
700 13th Street NW
Floor 10
Washington, D.C. 20005 USA

Any such notice shall be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.6 (Notice).

Section 14.7
Compliance With Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
Section 14.8
Non-Use of Names. Neither Party shall use the name, trademark, logo, or physical likeness of the other Party or any of its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without the other Party’s prior written consent. Each Party shall require its Affiliates to comply with the foregoing.
Section 14.9
Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, except that either Party shall be free to assign this Agreement (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate); provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with any sale of all or substantially all of the assets of the Party to a Third Party, whether by merger, consolidation, divestiture, restructure, sale of stock, sale of assets or otherwise (a “Sale Transaction”; such Third Party, a “Third Party Acquirer”); provided that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement, and provided, further, that if any such assignment by a paying Party would result in withholding or other similar taxes becoming due on payments to a non-paying Party under this Agreement (which withholding or other similar taxes would not have been due if the assignment did not occur), then any such assignment will require prior written consent absent an express agreement by the paying Party or the assignee to pay or reimburse the non-paying Party for any increase in such taxes resulting from such assignment that are not deductible or creditable by the non-paying Party under applicable Law, such consent not to be unreasonably withheld, conditioned or delayed. A copy of such written agreement by such assignee shall be provided to the non-assigning Party within [***] of execution of such written agreement.
Section 14.10
Sale Transaction or CytomX Acquisition. [***].

Section 14.11
Waivers. A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
Section 14.12
Performance by Affiliates. Each Party may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and such Party shall remain liable hereunder for the prompt payment and performance of all of their respective obligations hereunder.
Section 14.13
Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure (defined below) and the nonperforming Party promptly provides notice of such prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues. The Party affected by such Force Majeure also shall notify the other Party of the anticipated duration of such Force Majeure, any actions being taken to avoid or minimize its effect after such occurrence, and shall take reasonable efforts to remove the condition constituting such Force Majeure. For purposes of this Agreement, “Force Majeure” shall mean conditions beyond the control of the Parties, including acts of God, acts of terrorism, voluntary or involuntary compliance with any Law of any Governmental Authority, embargoes, insurrections, war, acts of war (whether war be declared or not), shortages, epidemics, pandemics, quarantines, labor strikes, lock-outs or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), civil commotion, riots, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, hurricane, storm, flood, or like catastrophe, or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the nonperforming Party or any of its Affiliates of any term or condition of this Agreement). The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its ability to perform. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
Section 14.14
No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 10 (Indemnification) (with respect to which the persons to which Article 10 (Indemnification) applies shall be Third Party beneficiaries for Article 10 (Indemnification) only in accordance with the terms and conditions of Article 10 (Indemnification)).

Section 14.15
Headings; Exhibits; Appendices. Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement, and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. All Exhibits are incorporated herein by this reference.
Section 14.16
Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein means including, without limiting the generality of any description preceding such term. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “herein”, “hereof” and “hereunder” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.
Section 14.17
Counterparts Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CYTOMX THERAPEUTICS INC.

By:	/s/ Sean A. McCarthy
Name:	Sean A. McCarthy, D. Phil.
Title:	Chief Executive Officer & Chairman of the Board of Directors

MODERNATX, INC.

By:	/s/ Said Francis
Name:	Said Francis
Title:	Senior Vice President, Business Development & Corporate Strategy

[Signature Page to Collaboration and License Agreement]

Exhibit A

Initial Work Plans

[***]

Exhibit B

Form of Materials Transfer Agreement

[***]

Schedule 1.47

CytomX Patents

[***]

Schedule 1.117

Moderna Platform Patents

[***]

Schedule 1.173

Tools and Joint UC Patents

[***]

Schedule 2.3

Permitted Subcontractors

[***]

Schedule 9.2

Additional CytomX Representations and Warranties

[***]

Schedule 12.2

Form of Press Release

[***]

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